[ ] Brackets indicate information omitted from this exhibit pursuant to a confidential treatment request and filed separately with the SEC.





                                LICENSE AGREEMENT


                                 by and between



                           UNIGENE LABORATORIES, INC.


                                       and


                             WARNER-LAMBERT COMPANY






                            Dated as of July 15, 1997

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

         SECTION 1
         DEFINITIONS........................................................  2

         SECTION 2
         PRODUCT DEVELOPMENT................................................ 14
                  2.1      General.......................................... 14
                  2.2      Performance...................................... 19
                  2.3      Product Claims, Composition, Dose and Dosage
                           Form............................................. 20
                  2.4      Reference Documentation.......................... 20
                  2.5      Reports.......................................... 20
                  2.6      Filings and Other Communications with
                           Regulatory Authorities........................... 21
                  2.7      Regulatory Records............................... 22
                  2.8      Development Expenses............................. 22

         SECTION 3
         SUPPLY OF THE RAW MATERIAL......................................... 23
                  3.1      Supply and Purchase Obligations.................. 23
                  3.2      Development Forecasts............................ 23
                  3.3      Commercial Supply Forecasts...................... 24
                  3.4      Purchase Orders.................................. 25
                  3.5      Delivery......................................... 26
                  3.6      Inability to Supply.............................. 27
                  3.7      Warranty......................................... 28
                  3.8      Price............................................ 29
                  3.9      Specifications Amendments........................ 32
                  3.10     Records.......................................... 33
                  3.11     Third Party Raw Material Supply.................. 33
                  3.12     Quality Assurance................................ 33

         SECTION 4
         MARKETING AND SALE OF THE PRODUCT.................................. 34
                  4.1      W-L Obligation................................... 34
                  4.2      Finishing Product................................ 36
                  4.3      Compliance....................................... 37
                  4.4      Marketing Plans, Marketing Reports and Launch
                           Meetings......................................... 37
                  4.5      Marketing Materials.............................. 38
                  4.6      Development and Use of Trademarks................ 38
                  4.7      Liability Insurance.............................. 39
                  4.8      Competition...................................... 39
                  4.9      Export........................................... 40

         SECTION 5
         LICENSE GRANT...................................................... 41
                  5.1      Grant of License................................. 41
                  5.2      Sublicenses...................................... 41

                                                                           Page
                                                                           ----



         SECTION 6
         LICENSE FEES; ROYALTIES; EQUITY INVESTMENT......................... 42
                  6.1      Consideration for License........................ 42
                  6.2      Withholding Taxes................................ 47
                  6.3      Equity Investment................................ 48

         SECTION 7
         DEVELOPMENT TEAM................................................... 48
                  7.1      Formation of the Development Team................ 48
                  7.2      Authority of the Development Team................ 48
                  7.3      Procedural Rules of the Development Team......... 49

         SECTION 8
         REPORTING.......................................................... 50
                  8.1      Reporting by Parties............................. 50
                  8.2      Financial Records................................ 50
                  8.3      Audit of Records................................. 51

         SECTION 9
         ADVERSE EVENT AND OTHER INFORMATION EXCHANGE....................... 51
                  9.1      Notification..................................... 51
                  9.2      Regulatory Action................................ 53
                  9.3      Material Communications.......................... 54

         SECTION 10
         PRODUCT RECALL..................................................... 54
                  10.1      Notification and Recall......................... 54
                  10.2      Recall Expenses................................. 55

         SECTION 11
         INTELLECTUAL PROPERTY RIGHTS....................................... 56
                  11.1      Ownership and Prosecution of Intellectual
                            Property........................................ 56
                  11.2      Ownership of and Validity of Trademarks......... 58
                  11.3      Ownership of Regulatory Documentation and
                            Approvals....................................... 58
                  11.4      Ownership of Project Information and
                            Inventions...................................... 59
                  11.5      Enforcement of Intellectual Property Rights..... 60
                  11.6      Infringement of Third Party Rights.............. 62

                                                                           Page
                                                                           ----


         SECTION 12
         CONFIDENTIALITY.................................................... 66
                  12.1      Confidential Information........................ 66
                  12.2      Authorized Disclosure........................... 67
                  12.3      Unigene Disclosure.............................. 69
                  12.4      Notification.................................... 69
                  12.5      Remedies........................................ 69
                  12.6      Return of Information........................... 70
                  12.7      Survival........................................ 70
                  12.8      Use of Names.................................... 70
                  12.9      Publication..................................... 70

         SECTION 13
         WARRANTIES; INDEMNITIES............................................ 72
                  13.1  Representations, Warranties and Covenants........... 72
                  13.2  Warranties of Unigene; Limitations.................. 73
                  13.3  Indemnification of W-L.............................. 74
                  13.4  Indemnification of Unigene.......................... 75
                  13.5  Indemnification Procedure........................... 75
                  13.6  Limitation on Damages............................... 77

         SECTION 14
         TERM AND TERMINATION............................................... 78
                  14.1  Term................................................ 78
                  14.2  Termination of Agreement with Respect to  a
                        Secondary Market or Region.......................... 78
                  14.3  Termination for Material Breach..................... 81
                  14.4  Unilateral Termination.............................. 81
                  14.5  Termination for Other Events........................ 83
                  14.6  Effect of Termination............................... 83

         SECTION 15
         GENERAL PROVISIONS................................................. 85
                  15.1  Force Majeure....................................... 85
                  15.2  Payments............................................ 86
                  15.3  Notice.............................................. 86
                  15.4  Further Assurances.................................. 88
                  15.5  Successors and Assigns.............................. 88
                  15.6  Governing Law....................................... 89
                  15.7  Arbitration......................................... 89
                  15.8  Waiver.............................................. 89
                  15.9  Severability........................................ 90
                  15.10 Counterparts........................................ 90
                  15.11 Construction........................................ 91
                  15.12 Independent Contractors............................. 91
                  15.13 Nasal Product....................................... 91
                  15.14 Publicity........................................... 92
                  15.15 Entire Agreement.................................... 92

                                                                           Page
                                                                           ----


         ANNEX A............................................................ 94

         ANNEX B............................................................ 96

         ANNEX C............................................................ 97

         ANNEX D............................................................104

         ANNEX E............................................................105

                  THIS LICENSE AGREEMENT (this "Agreement"), is made as of July 15, 1997, by and between Unigene Laboratories, Inc., a corporation organized under the laws of the State of Delaware ("Unigene"), and Warner-Lambert Company, a corporation organized under the laws of the State of Delaware
("W-L"),
                                   WITNESSETH:

                  WHEREAS, Unigene has developed certain proprietary technology, know-how and data, and owns certain patents, with respect to the manufacture of pharmaceutical-grade recombinant salmon calcitonin;

                  WHEREAS, Unigene has developed certain leading proprietary technology, know-how and data with respect to the oral administration of salmon calcitonin;

                  WHEREAS, Unigene desires for its proprietary oral calcitonin product to be developed, marketed and sold worldwide;

                  WHEREAS, W-L, through its Parke-Davis unit, has considerable expertise in the development, marketing and sale of prescription pharmaceutical products, and has in place a large and experienced development and marketing staff needed to develop and distribute such products effectively and expeditiously; and

                  WHEREAS, W-L desires to obtain a license from Unigene to develop, promote, market and sell the oral calcitonin product, and Unigene desires to grant such a license, on the terms set forth herein;

                  NOW, THEREFORE, the parties agree as follows:

                                    SECTION 1
                                   DEFINITIONS

                  1.1 "Affiliate" of a Person shall mean any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. "Control" and, with correlative meanings, the terms "controlled by" and "under common control with" shall mean the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, resolution, regulation or otherwise.

                  1.2 "Approvals" shall mean any approval granted by the Regulatory Authorities for the manufacture, Marketing, sale and use of the Product in each country in the Territory.

                  1.3   "Calendar   Quarter"   shall  mean  a  period  of  three
consecutive calendar months ending on March 31, June 30, September 30 or December 31.

                  1.4 "Calendar Year" shall mean each successive period of twelve (12) consecutive calendar months commencing on January 1 and ending on December 31.

                  1.5 "CMC Data" shall mean any and all information contained in, as well as data supporting, the Chemistry,

Manufacturing and Control section of the NDA, including, without limitation, any Drug Master Files referenced therein.

                  1.6 "Combination  Product" shall have the meaning set forth in
Section 1.34.

                  1.7      "Compound" shall mean salmon calcitonin.

                  1.8 "Development Activities" shall have the meaning set forth in Section 2.1.

                  1.9 "Development Plan" shall mean the program to develop the Product, as set forth in that certain side letter of even date herewith by and between the parties, as amended by the Development Team from time to time pursuant to Section 7.2.

                  1.10 "Development Team" shall mean the team established to monitor and manage the Development Activities pursuant to Section 7.

                  1.11  "Disclosing  Party"  shall have the meaning set forth in
Section 12.1.

                  1.12 "Europe" shall mean the European Union (Austria, Belgium,
Denmark,   Finland,   France,  Germany,   Greece,  Ireland,  Italy,  Luxembourg,
Netherlands, Portugal, Spain, Sweden, and the United Kingdom).

                  1.13 "FDA" shall mean the United States Food and Drug Administration and any successor agency having substantially the same function.

                  1.14  "Finish"  or  "Finishing"   shall  mean  all  activities
relating to the formulation of Raw Material into finished Product in packaged form for sale to the consumer.

                  1.15 "Improvement" shall mean any modification to a product, discovery, technology, device or formulation, whether or not patentable, including, without limitation, any enhancement in the formulation, ingredients, preparation, presentation, means of delivery, dosage or packaging of the Product.

                  1.16 "IND" shall mean an Investigational New Drug Application made in accordance with applicable regulations and requirements of the FDA as in effect from time to time.

                  1.17 "Japanese Sublicensee" shall have the meaning set forth in Section 2.1(c).

                  1.18 "Joint Improvement" shall mean any Improvement jointly conceived by employees or representatives of both of the parties. For purpose of this Paragraph, parties include their respective Affiliates and Sublicensees.

                  1.19 "Launch" shall mean,  with respect to each country in the
Territory, the date on which the Product is first shipped from W-L's distribution centers (or such other W-L or third party facilities as W-L may use for such purpose) for commercial sale to unaffiliated third parties in such country.

                  1.20  "Licensed   Technology"   shall  mean  all  information,
materials, products, devices, apparatus,
technical  knowledge,   expertise,  skill,  practice,  inventions,   procedures,
formulae, trade secrets, analytical methodology, processes, preclinical, clinical, stability and other data, toxicological information, market studies and all other experience and know-how in tangible or intangible form, whether patented, patentable or otherwise, including, without limitation, the Unigene Patent Rights and any Project Information and Inventions owned or controlled by or licensed (other than pursuant to Section 11.4(b)) to Unigene or its Affiliates, which during the term of this Agreement (i) are in the possession or under the control of Unigene and in which Unigene has an ownership or licensable interest, and (ii) are not generally known (other than in the case of patented inventions), and (iii) are necessary or useful in connection with the Finishing, developing, Marketing, or sale of the Product in the Territory for use in humans for pharmaceutical purposes.

                  1.21  "Losses"  shall  have the  meaning  set forth in Section
13.3.

                  1.22 "Market" or "Marketing" shall mean all programs and activities relating to the promotion and sale of the Product in the Territory, including but not limited to advertising, studies, seminars, symposia, training and education, as well as detailing, selling, contracting for sale of, and distributing the Product.

                  1.23 "Marketing Plans" shall mean the plans for Marketing the Product developed by W-L from time to time pursuant to Section 4.4.

                  1.24 "Minimum Royalty Amount" for each of the United States, Europe and Japan shall be in the amount and for the annual periods set forth on Annex A hereto.

                  1.25  "NDA"  shall  mean  a  New  Drug   Application  made  in
accordance with applicable regulations and requirements of the FDA in effect from time to time.

                  1.26 "Net Sales" shall mean, for any period, the gross amount invoiced for the Product by W-L, its Affiliates, and its Sublicensees to third parties, less deductions for: (i) normal and customary quantity and/or cash discounts and sales returns and allowances, including, without limitation, those granted on account of price adjustments, billing errors, rejected goods, damaged goods, returns, rebates, administrative or other fees or reimbursements or similar payments to wholesalers or other distributors, buying groups, pharmacy benefit management organizations, health care insurance carriers or other institutions, allowances, rebates, fees paid to distributors and chargebacks actually allowed or given; (ii) freight, postage, shipping, and insurance expenses (if separately identified in such invoice); (iii) customs or excise duties or other duties related to the sales making up the gross invoice amount;
(iv) any rebates or similar payments made with respect to sales paid for by any governmental or regulatory authority such as, by way of illustration and not in limitation of the parties' rights hereunder, Federal or state Medicaid, Medicare or similar state program or equivalent foreign governmental program; and (v) sales and other taxes and duties directly related to the sale, to the extent that such items are included in the gross invoice price (but not including taxes assessed against the income derived from such sale). Any of the deductions listed above which involves a payment by W-L shall not be taken as a deduction prior to the date (i) accrued in accordance with Generally Accepted Accounting Principles as consistently applied in W-L's audited financial statements or (ii) paid by W-L.

                  For purposes of calculating Net Sales, sales between or among a party, its Sublicensees and/or Affiliates shall be excluded from the computation of Net Sales (which exclusion shall include sales to Sublicensees or Affiliates of samples pursuant to this Agreement), but sales by such party, its Sublicensees and its Affiliates to their customers shall be included in the computation of Net Sales.

                  With respect to sales of Combination Products, Net Sales shall be calculated on the basis of the invoice price of Product containing the same weight of Compound sold without other active ingredients.

                  1.27  "Notice"  shall  have the  meaning  set forth in Section
15.3.

                  1.28  "Patents"  shall  mean any and all  patents  and  patent applications (which for purposes of this Agreement shall be deemed to include certificates of invention, applications for certificates of invention, registered designs, registered design applications, industrial designs, and industrial design applications and registrations) and any divisions, continuations, continuations-in-part, substitutes, reissues, reexaminations, renewals, extensions, supplementary protection certificates or the like of any of the aforesaid items.

                  1.29 "Person" shall mean an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including, without limitation, a government or political subdivision, department or agency of a government.

                  1.30 "Phase I Clinical Trials" shall mean, with respect to any product, all tests and studies in patients that are required by the FDA from time to time, pursuant to regulations, guidelines or otherwise, to obtain sufficient data of product safety to permit initiation of Phase II Clinical Trials for such product.

                  1.31 "Phase II Clinical Trials" shall mean, with respect to any product, all tests and studies in patients that are required by the FDA from time to time, pursuant to regulations, guidelines or otherwise, in addition to Phase I Clinical Trials, to obtain sufficient data to permit initiation of Phase III Clinical Trials for such product.

                  1.32 "Phase III Clinical Trials" shall mean, with respect to any product, all tests and studies using an extensive patient base (other than Phase I Clinical Trials and Phase II Clinical Trials) that are intended to provide substantial evidence of efficacy and safety in support of an NDA for such product, including, without limitation, all tests and studies that are required by the FDA from time to time, pursuant to regulations, guidelines or otherwise, as Phase III tests and studies for such product.

                  1.33 "Priority Markets" shall mean, collectively, the United States and its territories and possessions (including Puerto Rico), Canada, Europe and Japan. If any Secondary Market that is not currently part of the European Union is admitted to the European Union following the date hereof, then such country shall automatically become a Priority Market effective as of the date of its admission to the European Union. Each of France, Germany, Italy, Spain and the United Kingdom shall remain Priority Markets, regardless of whether such country remains a member of the European Union.

                  1.34 "Product" shall mean a pharmaceutical product in finished form containing the Compound, alone or in combination with such other active ingredient(s) as the

Development Team may approve (a "Combination Product"), for administration orally; provided, however, that the term "Product" shall not include any product administered by any other method, including, without limitation, nasally or by injection.

                  1.35 "Product Specifications" shall mean the specifications (including without limitation the claims, composition, active ingredients, dose and dosage forms) and quality control testing procedures for the Product as determined from time to time, pursuant to Section 3.9.

                  1.36 "Product Trademark" shall mean any Trademark selected by and used by W-L exclusively for the Product at any time during the term of this Agreement.

                  1.37 "Project Activities" shall mean any and all activities undertaken or performed in the course of, as a result of or in connection with the research, development, manufacture, Marketing, sale or use of the Product, or otherwise in connection with this Agreement, including, without limitation, the Development Activities; provided, however, that Project Activities shall not include any activity that is funded by Unigene other than pursuant to Section 2.8.

                  1.38 "Project Information and Inventions" shall mean all discoveries, Improvements, processes, formulae, data, inventions, know-how and trade secrets, procedures, devices, marketing studies and intellectual property (other than the

Regulatory Documentation), patentable or otherwise, created, developed, or arising in the course of, as a result of or in connection with the Project Activities.

                  1.39 "Raw Material" shall mean bulk Compound in unfinished form.

                  1.40  "Receiving  Party"  shall have the  meaning set forth in
Section 12.1.

                  1.41 "Region" shall have the meaning set forth in Section 14.2(b).

                  1.42 "Regulatory Authorities" shall mean the FDA and the corresponding authorities in each country in the Territory with responsibility for granting regulatory approval for the importation, Finishing, Marketing, sale and use of the Product in such country.

                  1.43 "Regulatory Documentation" shall mean all regulatory submissions, including the NDA and submissions to the European Medicines Evaluation Agency, clinical studies and tests relating to the Product and any Improvements thereto or the Compound, including, without limitation, all investigational new drug applications, new drug applications, abbreviated new drug applications, drug master files, correspondence with regulatory agencies (registrations and licenses, regulatory drug lists, advertising and promotion documents), adverse event files, complaint files and manufacturing records.

                  1.44 "Remedies" shall have the meaning set forth in Section 11.5.

                  1.45 "Royalty Transition Date" shall have the meaning set forth in Section 6.1(b)(i)(A).

                  1.46 "Secondary Markets" shall mean all the countries in the world other than the Priority Markets; provided, however, that if Unigene terminates this Agreement with respect to a country in accordance with Section 14.2, such country shall immediately cease to be a Secondary Market.

                  1.47 "Semi-Exclusive Territory" shall have the meaning set forth in Section 5.1(a).

                  1.48 "Sole Improvement" shall mean any Improvement conceived by any employee or representative of only one (1) of the parties. For purposes of this Paragraph, parties include their respective Affiliates and Sublicensees.

                  1.49 "Sublicensee" shall have the meaning set forth in Section 5.2.

                  1.50 "Territory" shall mean the Priority Markets and the Secondary Markets.

                  1.51 "Trademark" shall mean any trademark, trade dress, brand mark, trade name, brand name, logo, slogans, service marks, including, without limitation, all trademark registrations and applications for registrations and all good will associated therewith.

                  1.52 "Unigene" shall have the meaning set forth in the preamble.

                  1.53 "Unigene Patent Rights" shall mean any rights under (a) the Patent applications listed on Annex B, any other Patent applications for the Product in the Territory that may be filed pursuant hereto, and any Patents that may issue thereon, and (b) any Patent applications filed by or on behalf of Unigene relating to Sole Improvements of Unigene or Joint Improvements, and any Patents that may issue thereon.

                  1.54 "Unigene Regulatory Documentation" shall mean the Regulatory Documentation relating to the Raw Material, including without limitation the CMC Data, that is prepared and filed by Unigene or any of its Affiliates.

                  1.55 "Unigene Trademarks" shall mean any Trademarks that are owned or used by Unigene, any registrations thereof and any unregistered rights of Unigene that may exist through use, as well as any modifications of the foregoing.

                  1.56 "Valid Claim" shall mean a claim contained within the Unigene Patent Rights or any Patents owned by Unigene relating to the manufacture of the Raw Material, which would be infringed by the manufacture, Finishing, having Finished, using or selling of Product by a third party.

                  1.57 "W-L" shall have the meaning set forth in the preamble.

                  1.58 "W-L Regulatory Documentation" shall mean the Regulatory Documentation relating to the Finishing and clinical testing of the Product that is prepared and filed by W-L or any of its Affiliates or Sublicensees.

                  1.59 "W-L Patent Rights" shall mean any Patent applications filed by or on behalf of W-L relating to Sole Improvements of W-L or Joint Improvements, and any Patents that may issue thereon.

                                    SECTION 2
                               PRODUCT DEVELOPMENT

                  2.1 General. W-L shall (i) perform all tests, studies and other activities necessary to obtain and maintain Approvals of the Product in each of the countries in the Territory, except as provided in (w), (x), (y) and
(z) below, and (ii) obtain and maintain such Approvals, and Unigene shall (w) establish the manufacturing process by which Unigene will produce commercial quantities of the Raw Material, not later than one year prior to the filing of the NDA (or such later date as will allow for stability data and such other data as may be required in support of the NDA submission to be timely obtained), (x) complete the construction or expansion of commercial scale manufacturing facilities for the Raw Material as necessary to meet its commercial supply obligations hereunder, in a timely manner so as not to delay the preapproval inspection of such facilities by the FDA in connection with its review of the NDA for the Product (or such earlier date as may be required by applicable law), but in any event not later than six (6) months prior to the Launch of the Product in any Priority Market, provided that W-L shall have provided Notice to Unigene of the projected date of such inspection or Launch, as the case may be, not less than thirty (30) months prior thereto, (y) perform, or cause to be performed, all tests, studies and other activities necessary to support the relevant Approvals as they relate to the manufacturing of Raw Material and such other activities, approved by the Development Team, as Unigene may agree, and (z) perform analytic testing in connection with the formulation of the Product; all as required by this Section 2 and the Development Plan, and in accordance with Section 7 (collectively, the "Development Activities").

                           (a) W-L shall conduct and  complete,  with respect to
the Product, (i) all tests, studies and other development activities designated for W-L in the Development Plan, or required in order to obtain the information designated to be obtained by W-L in the Development Plan, all in accordance with the time frames set forth therein, and (ii) such other tests, studies and other development activities as may be required from time to time by the Development Team or the Regulatory Authorities. Notwithstanding anything to the contrary contained herein or in the Development Plan, W-L shall (i) with respect to the United States, Europe and Japan commence Phase I Clinical Trials or their local equivalents, as applicable, promptly following the development and selection of a formulation and completion of all other activities allowing the start of Phase I Clinical Trials or their local equivalents, as applicable, including acceptance of the IND and clinical protocols or their local equivalents, as applicable, and commence Phase III Clinical Trials or their local equivalents, as applicable, promptly following the development and selection of a final formulation and the completion of all other activities allowing the start of Phase III Clinical Trials or their foreign equivalents, as applicable; (ii) with respect to each of the Priority Markets other than the United States, Europe and Japan, and each of the Secondary Markets in which clinical trials in addition to those performed in one or more of the Priority Markets are required for Approval, initiate as necessary for the relevant Approval, the treatment phase of clinical trials analogous to the United States pivotal Phase III Clinical Trials, including any required comparator studies, within the later to occur of (1) six months after the start of the treatment phase of such United States clinical trials, and (2) three months after the completion of such additional pre-clinical or clinical trials as may be required by the relevant Regulatory Authorities in such country prior to the commencement of such trials; provided, however, that if W-L fails to initiate within such period, or by such later date as the parties may agree, the treatment phase of such trials for the Product in any such Secondary Market Unigene shall have the right to terminate this Agreement with respect to such Secondary Market pursuant to Section 14.2.

                           (b) W-L  shall  file  with  the  relevant  Regulatory
Authorities, in the name of W-L or one of its Affiliates except as otherwise required by applicable law, an IND and an NDA, or the local equivalents thereof, as applicable, and any necessary or appropriate amendments thereto, for the Product in each country in the Territory; provided, however, that W-L shall (i) complete and submit an NDA in the United States following completion of Phase III Clinical Trials and assembly of the preclinical and clinical information into an appropriate format for filing with the appropriate Regulatory Authority, and (ii) complete and submit the local equivalent of the NDA (A) in Europe following completion of any local equivalent of Phase III Clinical Trials that may be required by the appropriate Regulatory Authority in connection with such submission and assembly of the preclinical and clinical information into an appropriate format for filing with such Regulatory Authority, (B) in each Priority Market other than the United States, Europe and Japan, and in each Secondary Market in which clinical trials in addition to those performed in one or more of the Priority Markets are required for Approval, following completion of any local equivalent of Phase III Clinical Trials that may be required by the appropriate Regulatory Authority in connection with such submission and assembly of the preclinical and clinical information into an appropriate format for filing with such Regulatory Authority, and (C) in each Secondary Market in which no such additional clinical trials are required for Approval, within three months of the grant of a referenceable Approval or, where permitted by applicable law, within three months of the submission of a referenceable NDA or equivalent, or such later date as W-L and Unigene may agree; and provided, further, that if W-L fails to file the local equivalent of an NDA for the Product in a Secondary Market within the time frames set forth in this Section 2.1(b), or within such longer periods as the parties may agree, Unigene shall have the right to terminate such Secondary Market pursuant to Section 14.2.

                           (c) W-L shall use its best  efforts  to enter into an
agreement with a Japanese pharmaceutical company that has demonstrated expertise in the field of osteoporosis and/or women's health care prescription products (the "Japanese Sublicensee") to develop, commercialize and co-promote or co-Market the Product in Japan. W-L shall identify one or more suitable potential Japanese Sublicensees as soon as possible, but in any event no later than six months, after the execution of this Agreement. Unigene shall have the right to approve the Japanese Sublicensee, which approval shall not be unreasonably withheld.

                           (d) After the  completion  of all tests,  studies and
other Development Activities for the Product in a particular country in the Territory, and the preparation of all data and other information necessary or appropriate for obtaining Approval of the Product in such country, W-L shall use its best efforts to obtain and maintain such Approval in such country.

                           (e)  W-L  shall  take  whatever  steps  are  lawfully
available to qualify for and obtain (i) exclusivity against Abbreviated New Drug Applications for the Product in the United States, and (ii) equivalent status for the Product in each of the other countries in the Territory.

                  2.2 Performance. W-L and Unigene each shall perform, or cause to be performed, its respective Development Activities in good scientific manner, and in compliance in all material respects with all requirements of applicable laws, rules and regulations, and shall endeavor to achieve the related objectives of the Development Plan efficiently and expeditiously. Moreover, W-L and Unigene each shall proceed diligently with its respective Development Activities by allocating sufficient time, effort, equipment, and skilled personnel to complete such activities successfully and promptly. W-L and Unigene agree to use their best efforts to aggressively pursue Approval for the Product, as applicable, in each of the countries in the Territory in accordance with the Development Plan and their respective obligations hereunder, which efforts shall in no event be less than W-L's commitment, financial and otherwise, to those of its own products with similar commercial potential that it actively and aggressively develops.

                  2.3 Product Claims, Composition, Dose and Dosage Form. Subject to Section 3.9, the Development Team shall determine the claims, composition, including, without limitation, active ingredients, dose and dosage forms of the Product in the Territory.

                  2.4 Reference Documentation. Unigene shall provide the Regulatory Authorities in each country in the Territory with any Unigene
Regulatory Documentation in its possession or under its control, that the Regulatory Authorities may require in order to grant and maintain Approval. Unigene shall have no obligation to furnish such Unigene Regulatory
Documentation to W-L; provided, however, that Unigene shall notify W-L, in writing as soon as practicable, prior to making any changes to any of Unigene's Drug Master Files included in the CMC Data, without disclosing the substance thereof. If W-L determines that it must make a submission to a Regulatory Authority as a result of such changes by Unigene, then the parties will meet to discuss the appropriate timing for the submission by Unigene of such changes.

                  2.5 Reports. No less often than every four months, each party shall provide to the Development Team a written progress report which shall describe the Development Activities it has performed, or caused to be performed, to date, and evaluate the work performed in relation to the goals of the Development Plan (a "Status Report").

                  2.6  Filings   and  Other   Communications   with   Regulatory
Authorities. W-L shall be responsible for all communications with the Regulatory Authorities relating to the Approvals for the Product. The parties agree to discuss, in good faith, the benefits of Unigene's participation in the review of draft filings prepared by W-L relating to the Product for submission to Regulatory Authorities and in meetings and other significant communications with Regulatory Authorities relating to the Product, with the objective of expediting the grant of Approvals; provided, however, that in any event W-L shall (i) notify Unigene as early as reasonably practicable in advance of all meetings and significant communications with representatives of the Regulatory Authorities concerning the Product, (ii) promptly forward to Unigene copies of all meeting minutes and summaries of all such meetings with the Regulatory Authorities, as well as any significant written communications received from representatives of the Regulatory Authorities relating to the Product, and (iii) provide Unigene with copies of the Chemistry, Manufacturing, and Control sections of the draft submissions to Regulatory Authorities in the United States and Europe prepared by W-L relating to the Product, not less than fourteen days prior to the intended date of submission thereof (as to which Unigene shall provide its comments within seven days after receipt thereof). Notwithstanding the foregoing, Unigene may communicate with the Regulatory Authorities with respect to the Raw Material, the CMC Data and the Compound (other than with respect to the Product) generally.

                  2.7 Regulatory Records. W-L and Unigene each shall maintain, or cause to be maintained, records of its respective Development Activities, including, without limitation, all relevant Regulatory Documentation, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of its respective Development Activities, and which shall be retained by each party for at least five (5) years after the termination of this Agreement, or for such longer period as may be required by applicable law. Each party shall have the right, during normal business hours and upon reasonable notice, to inspect and copy (if required for compliance with applicable law) any such records maintained by or on behalf of the other party, except with respect to records maintained by Unigene relating to the manufacture of the Raw Material other than pursuant to Section 3.10.

                  2.8 Development Expenses. W-L shall bear the cost and expense of all Development Activities; provided, however, that Unigene shall bear the cost of conducting the activities set forth in clauses (w), (x), and (z) of
Section 2.1, and the cost of supplying W-L with Raw Material for use in connection with the Development Activities pursuant to Section 3.8. W-L shall reimburse Unigene for its fully-loaded costs and expenses incurred in connection with any Development Activities (other than those set forth in the proviso to the preceding sentence) performed by or on behalf of Unigene.

                                    SECTION 3
                           SUPPLY OF THE RAW MATERIAL

                  3.1 Supply and Purchase Obligations. Subject to the terms and conditions of this Agreement, Unigene agrees to supply to W-L, and W-L agrees to purchase (or otherwise obtain, pursuant to this Section 3) from Unigene, all of its requirements of clinical and commercial supplies of the Raw Material. With respect to each country in the Territory, these supply and purchase obligations shall continue until the earlier of (a) the termination of this Agreement with respect to such country (as provided in Section 11.6 or 14.2) and (b) the later of (i) the Royalty Transition Date in such country, and (ii) the second anniversary of the day on which either party shall have given the other written Notice of such party's intent to terminate such supply and purchase obligations with respect to such country under Section 14.2(e).

                  3.2 Development Forecasts. Within thirty days of the execution of this Agreement, W-L shall provide Unigene with a good faith forecast estimating W-L's monthly requirements of the Raw Material (and the desired delivery dates therefor) for the succeeding twelve (12) month period, which report W-L shall update monthly; provided, however, that with respect to each monthly update, W-L may not change the forecast for the succeeding three (3) months by more than ten percent (10%) of the amount that W-L forecasted for such three (3) month period in its previous update.

                  3.3      Commercial Supply Forecasts.

                           (a) No later  than two (2) years  prior to the day on
which W-L projects it will initially Launch the Product, W-L shall provide Unigene with a good faith forecast of W-L's annual requirements for Raw Material for the next five (5) years, which forecast W-L shall update annually no later than the end of the second Calendar Quarter of each Calendar Year.

                           (b) No  later  than  nine  (9)  months  prior  to the
projected filing date of the NDA in the United States, W-L shall provide Unigene with a good faith forecast estimating W-L's monthly requirements of the Raw Material (and the desired delivery dates) for the succeeding twelve (12) month period, which forecast W-L shall update no later than thirty (30) days prior to each Calendar Quarter; provided, however, that with respect to each quarterly update, W-L (a) may not change the forecast for the initial Calendar Quarter in the updated twelve (12) month period at all from the amount that W-L forecasted for such Calendar Quarter in its previous update, (b) may not change the forecast for the second Calendar Quarter by more than ten percent (10%) of the amount that W-L forecasted for such Calendar Quarter in its previous update, and only to the extent that such change results in a forecast amount for such Calendar Quarter that is between ninety percent (90%) and one-hundred and ten percent (110%) of the amount that W-L forecasted for such Calendar Quarter in the update that preceded its previous update, and (c) may not change the forecast for the third Calendar Quarter in such period by more than twenty percent (20%) of the amount that W-L forecasted for such Calendar Quarter in its previous update. W-L shall promptly notify Unigene of any changes in the circumstances on the basis of which the forecasts were determined and which materially affect the amount of W-L's anticipated requirements, as reported in the forecasts given to Unigene hereunder, and W-L and Unigene shall work with each other to reach a mutually acceptable solution; provided, however, that W-L shall be obligated to purchase, and Unigene shall be obligated to sell, such quantities of the Raw Material as are set forth in the firm forecast, as such forecast may be amended from time to time pursuant to the preceding sentence.

                  3.4      Purchase Orders.

                           (a)  With  respect  to  development  supplies  of Raw
Material, W-L shall issue to Unigene a firm purchase order for purchases of such Raw Material during each month not later than thirty (30) days prior to the commencement of such month; provided, however, W-L shall be obligated to purchase at least such quantities of Raw Material as are set forth in the most recent forecast pursuant to Section 3.2 for such month; and provided further that Unigene shall not be obligated to supply quantities of Raw Material in excess of such quantities of Raw Material as are set forth in the most recent forecast pursuant to Section 3.2 for such month.

                           (b)  With  respect  to  commercial  supplies  of  Raw
Material, W-L shall issue to Unigene a firm purchase order covering purchases of such Raw Material during each Calendar Quarter, not later than thirty (30) days prior to the commencement of such Calendar Quarter; provided, however, W-L shall be obligated to purchase at least such quantities of Raw Material as are set forth in the most recent forecast pursuant to Section 3.3(b) for such Calendar Quarter; and provided further that Unigene shall not be obligated to supply quantities of Raw Material in excess of such quantities of Raw Material as are set forth in the most recent forecast pursuant to Section 3.3(b) for such Calendar Quarter.

                           (c) In the event that the terms of any purchase order
issued pursuant to this Section 3.4 are not consistent with this Agreement, the terms of this Agreement shall prevail.

                  3.5 Delivery. Delivery of each order of Raw Material shall be made Ex Works (Incoterms 1990) at a facility to be designated by Unigene. Title to and risk of loss of the Raw Material shall pass to W-L at the time of delivery to the carrier. Unigene shall promptly invoice W-L for all Product shipped. Invoices shall be accompanied by the certificate of analysis for each invoiced lot of Raw Material.

                  3.6 Inability to Supply. Unigene understands and agrees that a reliable source of Raw Material is critical to W-L. Should Unigene believe, at any time during the term of this Agreement, that it may be unable to supply W-L's forecasted requirements of Raw Material, then it shall advise W-L thereof and of the steps it will take to help insure that it will be able to continue to supply W-L's forecasted requirements of Raw Material. In the event that Unigene's manufacturing facility is destroyed or otherwise compromised, or is not adequate to produce W-L's reasonably forecasted requirements of Raw Material, Unigene shall use its best efforts to rebuild or expand its manufacturing facilities, as the case may be, or qualify a third party manufacturer, whichever is likely to enable Unigene more quickly to meet its supply obligations, taking into consideration the quantities of Raw Material forecasted by W-L together with any obligations Unigene may have to supply third parties with Raw Material; provided, however, that Unigene shall consult with W-L and keep W-L apprised concerning any steps that Unigene proposes to take in order to restore or expand its capacity to produce the Raw Material, including without limitation qualifying a third party manufacturer; and provided, further, that W-L agrees to cooperate with and provide reasonable assistance to Unigene in the event that Unigene seeks to qualify a third party manufacturer. In the event that Unigene is unable to produce sufficient Raw Material to meet the orders of all of its customers, Unigene shall supply W-L on a priority basis with such quantities of Raw Material as Unigene is able to produce, up to the amounts required to manufacture the quantities of the Product corresponding to the sales levels set forth for the relevant year on Annex D hereto (and, for years thereafter, up to the amounts required to manufacture quantities of the Product corresponding to the sales levels set forth for the final year listed on Annex D hereto); provided, however, that in the event that such inability to supply shall result from a force majeure, as defined in Section 15.1, then Unigene shall supply W-L with its pro rata allocation of available Raw Material calculated based on the firm forecasts of W-L and Unigene's other customers.

                  3.7 Warranty. Unigene warrants that, at the time of delivery of the Raw Material to W-L: (i) the Raw Material will have been manufactured, stored and shipped in accordance with applicable Good Manufacturing Practices and all other applicable laws, rules, regulations or requirements of the FDA and other Regulatory Authorities which have granted Approvals, (ii) the Raw Material will have been manufactured in accordance with the specifications provided to W-L by Unigene for the Raw Material, and conform with the certificate of analysis provided pursuant to Section 3.5, (iii) the Raw

Material will not be adulterated or misbranded under the Federal Food, Drug, and Cosmetic Act, as amended, and similar provisions of the laws of other countries as to which Approvals have been granted; (iv) title to all Raw Material sold hereunder will pass to W-L as provided herein free and clear of any security interest, lien, or other encumbrance; and (v) the Raw Material will have been manufactured, stored and tested in facilities which are approved by the FDA and any other applicable Regulatory Authorities at the time of such manufacture, storage and testing, to the extent such approval is required by applicable law; provided, however, that to the extent that Unigene reasonably determines, after consultation with W-L, that requirements imposed by a Regulatory Authority (other than the FDA) in a country for approval of such facilities are materially inconsistent with those required by the FDA or are otherwise onerous, Unigene shall have the right to terminate this Agreement with respect to such country, by Notice to W-L, whereupon such country shall no longer be part of the Territory, provided that Unigene shall not terminate this Agreement pursuant to this Section 3.7 with respect to the United States, Canada, Europe or Japan.

                  3.8 Price. The parties agree that the purchase price for Raw Material during the term of the parties' respective purchase and supply obligations under Section 3.1 shall be [ ] per kilogram; provided, however, that in the event that W-L shall lower the selling price of the Product (from the selling price of the Product then in force or, if such change is made prior to Launch, the selling price indicated in then-current W-L marketing projections) in a country in which Approval has been granted, in order to meet competition from one or more nasally-administered calcitonin products sold in such country by a third party under license from Unigene and/or using Raw Material purchased from Unigene, then the total payment by W-L to Unigene in respect of the Product sold by W-L, its Affiliates and Sublicensees in such country, on a per unit basis (equal to the sum of the transfer price of Raw Material used in the manufacturing thereof and the royalty payments pursuant to Section 6.1(b) with respect to Net Sales thereof) (the "Cost of Goods"), shall not exceed [ ], [
       ], or [ ], as determined pursuant to Section 6.1(b)(i)(A)(a)-(c), of the Net Sales in such country; provided, further, that in no event shall Unigene be obligated to supply W-L with commercial supplies of the Raw Material at a purchase price lower than [ ] per kilogram; and provided, further, that the parties agree to determine and settle any amounts owing by one party to the other pursuant to the first proviso to this Section 3.8, within sixty (60) days after the end of each Calendar Quarter; and provided, further, that Unigene agrees to supply W-L until the third anniversary of the initial Launch of the Product with (a) up to a maximum of 250 grams of Raw Material at [ ] and reasonable quantities of Raw Material in excess of 250 grams at [ ] per kilogram, all for use only in connection with W-L's Development Activities, and
(b) up to a maximum of 50 grams of Raw Material at [ ] and reasonable quantities of Raw Material in excess of 50 grams at [ ] per kilogram, all for use only in the manufacture of Product promotional samples. Terms of payment shall be net thirty (30) days from the date of invoice.

                  Unigene agrees that, during the term of the parties' respective purchase and supply obligations under Section 3.1, in the event it supplies Raw Material to any third party (including, without limitation, Unigene's licensee for the oral calcitonin product in the Semi-Exclusive Territory) for use in an oral calcitonin product to be sold or used in the Semi-Exclusive Territory for a total payment (including the transfer price thereof and any applicable royalty payment obligation) that is lower than [ ] of net sales (calculated on a basis similar to the calculation of Net Sales hereunder) of such product in the Semi-Exclusive Territory by such third party or its Affiliates, then the sum of the transfer price and royalty hereunder shall be reduced to that paid by such third party. Unigene shall notify W-L in writing promptly after entering into an agreement to supply Raw Material to a third party under circumstances that would trigger a reduction in the sum of the transfer price and royalty hereunder to W-L under the preceding sentence. Further, W-L shall have the right, upon reasonable notice to Unigene, to cause an independent certified public accountant reasonably acceptable to Unigene to review the relevant books and records of Unigene to verify the accuracy of the reduction granted to W-L pursuant to the first sentence of this paragraph.

                  In the event that W-L shall face price competition in the Marketing and sale of the Product in one or more countries in the Territory from nasally-administered calcitonin product(s) sold by a third party that is not a licensee of Unigene and not using Raw Material purchased from Unigene, then the parties agree to meet in order to discuss appropriate responses, including without limitation ways in which to make the Product more competitive.

                  3.9 Specifications Amendments. Unigene reserves the right to amend and/or supplement the Product Specifications as they relate to Raw Material unilaterally on six (6) months' prior written notice (or such shorter period as may be required by law) for the purpose of complying with Good Manufacturing Practices or the rules, regulations, guidelines or requirements of the Regulatory Authorities. Unigene may not otherwise amend and/or supplement the Product Specifications without the prior written approval of W-L, which approval shall not be unreasonably withheld. Unigene shall provide W-L with prior written notice of any amendments or supplements that Unigene is considering and cooperate with W-L in order to ensure that, to the extent required, such changes are submitted to and approved by the relevant Regulatory Authorities.

                  3.10 Records. Unigene shall maintain, or cause to be maintained, all records necessary to comply with all applicable laws, rules and regulations in the United States relating to the manufacture of the Raw Material. All such records shall be maintained for such period as may be required by law, rule or regulation; provided, however, that all records relating to the manufacture, stability and quality control of each batch of the Raw Material supplied to W-L hereunder shall be retained at least until the first anniversary of the end of the approved shelf life for the Raw Material from such batch.

                  3.11 Third Party Raw Material Supply. Unigene shall use its best efforts consistent with applicable law to ensure that any Raw Material which Unigene may supply to a party other than W-L or any of its Affiliates or Sublicensees shall not be used to manufacture, Finish, use or sell the Product or any other oral calcitonin product in the Territory (other than the Semi-Exclusive Territory) in violation of the rights licensed and/or acquired by W-L under this Agreement.

                  3.12 Quality Assurance. The parties agree to develop mutually acceptable procedures for annual quality assurance audits of Unigene's Raw Material manufacturing facilities by W-L.

                                    SECTION 4
                        MARKETING AND SALE OF THE PRODUCT

                  4.1      W-L Obligation.

                           (a)      W-L shall use its best efforts to make the
Product a commercial success in each country in the Territory; provided, however, that W-L shall be deemed to have satisfied its best efforts obligation under this Section 4.1 to the extent that W-L actively and aggressively Markets, distributes and sells the Product as it would (and makes a commitment thereto, financial and otherwise, commensurate with) those of its own brands and products with similar commercial potential that it actively and aggressively promotes. In any event, W-L shall commence Marketing of the Product in each country in the Territory as promptly and as expeditiously as possible after Approval has been granted in such country, and shall promptly give Unigene written notice of the date of Launch in each such country; provided, however, that, notwithstanding anything to the contrary contained herein or in the Marketing Plans, W-L shall Launch the Product (i) in each of the Priority Markets within six (6) months of the day on which the relevant Approval and any regulatory pricing approval required for governmental reimbursement in such country has been granted, (ii) in each Secondary Market in which clinical trials in addition to those performed in one or more of the Priority

Markets are required for Approval, within six (6) months of the day on which the relevant Approval and any regulatory pricing approval required for governmental reimbursement in such country has been granted, and (iii) in each Secondary Market in which no such additional clinical trials are required for Approval, within six (6) months of the later of (a) the day the first Approval that is referenceable in such Secondary Market, and (b) the day any regulatory pricing approval required for governmental reimbursement in such country, has been granted; provided, however, if W-L fails to Launch the Product in any Priority Market or Secondary Market within twelve (12) months of the date of grant of the relevant Approval for such country, Unigene shall have the right to terminate this Agreement with respect to such country pursuant to Section 14.2.

                           (b)  W-L  shall,  at its  sole  expense,  obtain  all
Approvals necessary to accomplish the Marketing, distribution and sale of the Product in each country in the Territory, and any pricing approvals, or their equivalent, required in connection therewith in such country. W-L shall bear all costs and expenses arising out of or relating to the Marketing, distribution and sale of the Product. All sales of Product in the Territory shall be made by, and for the account of, W-L or its Affiliates or Sublicensees, as the case may be.

                  4.2      Finishing Product.

                           (a) W-L shall (i)  Finish the  Product in  accordance
with the Product Specifications, and (ii) obtain all regulatory approvals necessary to Finish the Product, import the Raw Material to the place of Finishing, and ship the Product to the place of sale. W-L shall bear all costs and expenses arising out of or relating to such activities.

                           (b) W-L  warrants  that it shall (i) comply  with all
applicable laws, rules and regulations of each country in the Territory relating to the importation of Raw Material or the Product, as the case may be, and (ii) Market, distribute, and sell Product that (A) has been Finished, stored and shipped by or on behalf of W-L or its Affiliates in accordance with applicable Good Manufacturing Practices and all other rules, regulations or requirements of the applicable Regulatory Authorities, (B) has been manufactured from Raw Material that has been produced, stored and shipped in accordance with applicable Good Manufacturing Practices and all other rules, regulations or requirements of the applicable Regulatory Authorities, (C) has been Finished in accordance with the Product Specifications, and (D) has not been adulterated or misbranded by W-L, its Affiliates or Sublicensees under the Federal Food Drug, and Cosmetic Act, as amended, or the other applicable laws, rules, and regulations of the countries in the Territory.

                           (c) W-L shall  maintain,  or cause to be  maintained,
all records necessary to comply with all applicable laws, rules and regulations in the Territory relating to the Finishing of the Product. All such records shall be maintained for such period as may be required by law, rule or regulation; provided, however, that all records relating to the Finishing, stability and quality control of each batch of the Product shall be retained at least until the first anniversary of the end of the approved shelf life for the Product made from such batch.

                  4.3 Compliance. W-L and Unigene shall comply, and shall cause their Affiliates (and, in the case of W-L, Sublicensees, and, in the case of Unigene, its licensees in the Semi-Exclusive Territory) to comply, with all applicable laws, regulations and Approvals in conducting their respective activities relating to the manufacturing, Finishing, Marketing, distribution and sale of the Product in each country in the Territory, including, without limitation, all requirements as to pre-marketing approval of product labelling.

                  4.4 Marketing Plans, Marketing Reports and Launch Meetings.

                           (a) From time to time prior to the initial  Launch of
the Product and thereafter during the term of this Agreement, W-L shall promptly furnish Unigene with copies of W-L's Marketing Mix Document, Global Pre-Launch Plan and

Global Marketing Plan or any comparable reports for the Product, as well as any updates to the foregoing.

                           (b)  Unigene  and W-L agree to meet on a  semi-annual
basis through their designated representatives, beginning six (6) months prior to the initial Launch, at which meetings W-L shall make a progress report describing the Marketing activities it has performed to date and evaluating the work performed in relation to the goals of the Marketing Plan, and provide such other information as Unigene or its representatives may reasonably request.

                           (c)  Unigene  shall  have  the  right to  attend  the
meetings for the Launch of the Product.

                  4.5 Marketing Materials. W-L shall develop, at its sole expense, appropriate advertising and promotional materials for the Product in the Territory, and shall own all rights, title and interest in such materials. W-L shall furnish Unigene with all significant English language advertising and promotional materials used in connection with the Marketing, sale or distribution of the Product on a quarterly basis or as reasonably requested by Unigene.

                  4.6 Development and Use of Trademarks. W-L shall develop all Product Trademarks. Unigene shall not, and shall not permit its Affiliates or licensees to, use in their respective businesses any trade name, trademark or other designation which is similar to or substantially similar to any of the Product Trademarks, or which so nearly resembles any of them as to be likely to cause deception or confusion.

                  4.7      Liability Insurance.

                           (a) During the term of this  Agreement  and for three
(3) years thereafter, W-L shall maintain, at its sole expense, clinical trial and product liability insurance relating to the Product that is comparable in type and amount to the insurance it maintains with respect to its most similar other prescription pharmaceutical products that are Marketed, distributed and sold in the Territory, and which names Unigene as an insured party, as its interests may appear.

                           (b) From and  after  the date of first  supply of Raw
Material to W-L for the Phase I Clinical Trials, through the third anniversary of the termination or expiration of this Agreement, Unigene shall maintain, at its sole expense, product liability insurance relating to the Raw Material in an amount of at least Two Million United States Dollars (US $2,000,000) annual limit, which names W-L as an insured party, as its interest may appear.

                  4.8 Competition. W-L agrees that, during the term of this Agreement and for one (1) year after the termination hereof, it shall not, and shall not permit any of its Affiliates or Sublicensees to, develop, Market or sell in any country in the Territory any product (other than the Product) containing the Compound or any derivative thereof; provided, however, that such obligation shall not survive with respect to the Territory or a country, as the case may be, in the event that this Agreement shall be terminated by W-L with respect to the Territory pursuant to Sections 14.3 or 14.5, or by Unigene with respect to a country pursuant to
Section 3.7, 11.6(a) or 11.6(b). The parties acknowledge that all restrictions contained in this Section 4.8 are reasonable, valid and necessary for the adequate protection of the Product business. Nothing in this Section 4.8 shall be construed to prevent W-L from purchasing the Raw Material from a third party, or from developing, Marketing or selling in any country in the Territory Product manufactured from such Raw Material, after the purchase obligation of W-L pursuant to Section 3.1 shall have ended (or, after termination notice has been given under Section 14.2(e), for the limited purpose of qualifying a third party manufacturer of the Raw Material).

                  4.9 Export. To the extent permitted by applicable law, W-L shall use its best efforts to ensure that the Product is not Marketed, distributed or sold or otherwise exported outside of the Territory, and shall not, and shall not permit its Affiliates to, Market, distribute or sell the Product directly or indirectly (i) to any Person outside the Territory, or (ii) to any Person inside the Territory that (A) is reasonably likely to directly or indirectly Market, distribute or sell the Product outside the Territory or assist another Person to do so, or (B) has directly or indirectly

Marketed, distributed or sold the Product outside the Territory or assisted another Person to do so.

                                    SECTION 5
                                  LICENSE GRANT

                  5.1 Grant of License. Subject to the terms and conditions of this Agreement, Unigene hereby grants to W-L an exclusive, royalty-bearing license (i) under the Licensed Technology to develop, Finish, have Finished, use, Market, sell and offer for sale the Product in the Territory for use in humans, and (ii) to use in the Territory, for the purpose of obtaining all Approvals required in connection with the importing, Finishing, Marketing, distributing and use of the Product in the Territory, such Unigene Regulatory Documentation as may be necessary to obtain such Approvals; provided, however, that Unigene shall have the right to grant to one third party such a license (with the right to sublicense) for each country or territory in North America (other than the United States and Canada), Central America, South America and the Caribbean (the "Semi-Exclusive Territory").

                  5.2 Sublicenses. W-L shall have the right to grant to third parties (each, a "Sublicensee") sublicenses under the licenses granted in
Section 5.1, only as necessary to perform its obligations under this Agreement and, in any event, subject to the prior written approval of Unigene, not to be unreasonably withheld. Notwithstanding the foregoing, the grant of any such sublicense shall not relieve W-L of any of its obligations under this Agreement.

                                    SECTION 6
                   LICENSE FEES; ROYALTIES; EQUITY INVESTMENT

                  6.1      Consideration for License.

                           (a) In consideration of the licenses and other rights
granted herein and subject to the terms and conditions set forth in this Agreement, W-L shall make the following payments to Unigene:

                                    (i) a payment of Three Million U.S.  Dollars
                  (U.S. $3,000,000) upon the execution of this Agreement;
                                    (ii)     a payment of [            ] after [
                        ] upon [                             ];
                                    (iii)  a payment of [                 ],
                  in three installments of [               ], payable
                  on the dates of (a) [                ], (b) [
                           ], and (c) [                      ];
                                    (iv)  a payment of [                     ]
                  upon [                              ];
                                    (v)  a payment of [                     ],
                  in installments of [                       ],
                  payable beginning on the date of [                 ]
                  and continuing every ninety days thereafter, with
                  the balance due (if not paid in full before then)
                  upon [                      ];
                                    (vi)  a payment of [                   ]
                  upon the earlier to occur of (A) [
                  ], and (B) [                      ];
                                    (vii) a payment of [ ], in installments of [
                  ], payable beginning on the date of [ ] and continuing every ninety days thereafter, with the balance due (if not paid in full before then) upon [
                                            ];
                                    (viii)  a payment of [
                   ] upon [                           ];
                                    (ix)  a payment of [                     ]
                  upon [                              ];
                                    (x)  a payment of [                   ] on
                  [                         ];
                                    (xi)  a payment of [
                  ] upon [                           ];
                                    (xii)  a payment of [                 ]
                  upon [                            ];
                                    (xiii)  a payment of [                  ]
                  upon [                           ]; and
                                    (xiv)  a payment of [                  ]
                  upon [                             ].

                  None of the amounts paid pursuant to this Section 6.1(a) shall be refundable or creditable towards any other payments due under any other Section of this Agreement.

                           (b) In consideration of the licenses and other rights
granted herein and subject to the terms and conditions set forth in this Agreement, for each full or partial Calendar Quarter after the Launch of the Product in any country, W-L shall pay Unigene a royalty in an amount equal to the difference between:

                           (i) the greater of (x) the Minimum Royalty Amount for
                  such period, if any, and (y) the aggregate of the product of the Net Sales of the Product in such period in each country in the Territory and the applicable royalty rate set forth below:

                  (A) during each Calendar Year continuing until the
                           later to occur of (1) (I) in the case of each country in the Territory excluding Europe, the later of the tenth anniversary of the Launch of the Product in such country and the launch of another oral calcitonin product, the sales of which materially adversely affect the Net Sales of the Product in such country, and (II) in the case of each country in Europe, the tenth anniversary of the Launch of the Product in such country, and (2) the date on which there is no longer any Valid Claim in such country (a "Royalty Transition Date"), the royalty rate shall be as follows:

                           a)       On aggregate Net Sales of the Product of
                                    less than [                    ], the
                                    royalty rate shall be [             ] for
                                    all countries in the Territory except
                                    countries in the Semi-Exclusive Territory,
                                    for which countries the royalty rate shall
                                    be [                   ];

                           b)       on any increment of aggregate Net Sales of
                                    the Product between [                ] and
                                    [                   ], the royalty rate
                                    shall be [                  ] for all
                                    countries in the Territory except
                                    countries in the Semi-Exclusive Territory,
                                    for which countries the royalty rate shall
                                    be [                ];

                           c)       on aggregate Net Sales of Product in
                                    excess of [                  ], the
                                    royalty rate shall be [           ] for
                                    all countries in the Territory except
                                    countries in the Semi-Exclusive Territory,
                                    for which countries the royalty rate shall
                                    be [            ]; and

                           d) after the date on which there is no longer any Valid Claim in a country, the applicable rate for such country under
                                    clauses a) through c) above shall be [
                                        ] during each of the ten (10) successive
                                    twelve   (12)  month   periods   thereafter,
                                    provided  that no royalty  obligation  shall
                                    continue under this Section 6.1(b) after the
                                    tenth anniversary of the date on which there
                                    is  no  longer  any  Valid   Claim  in  such
                                    country.

                           Provided, however, that, even after the Royalty Transition Date occurs in a country, the Net Sales in such country shall be included in the aggregate Net Sales for purposes of determining the appropriate royalty rate for those countries in which the Royalty Transition Date has not yet occurred (for purposes of illustration only, an example of an annual royalty calculation after the Royalty Transition Date has occurred in part but not all of the Territory is attached as Annex E hereto); and provided further the Net Sales in the Semi-Exclusive Territory shall be included in the aggregate Net Sales for purposes of determining the appropriate royalty rates for all countries in the Territory; and provided further that if applicable law so permits, then the Royalty Transition Date for each of the countries in Europe shall be determined in the manner set forth in
                           Section 6.1(b)(i)(y)(A)(1)(I); and

                  (B) after the Royalty Transition Date in a country, the royalty rate in such country shall be zero.

                                                     AND
                           (ii)  any amounts paid to Unigene pursuant to
                  Section 3.8 for Raw Material contained in such Product.

                  W-L shall pay any  amounts  owed to Unigene  pursuant  to this
Section 6.1(b)(i)(y) on a quarterly basis within sixty (60) days following the end of each full or partial Calendar Quarter during the term of this Agreement. If, for the twelve (12) month period commencing on the first day of the first full Calendar Quarter after the Launch in each of the United States, Europe and Japan, or the twelve (12) month periods beginning on the first and second anniversary thereof, the amounts paid under Section 6.1(b)(i)(y) do not exceed the amounts stated in Section 6.1(b)(i)(x) for such country or Europe for such period, W-L shall pay the difference within forty-five (45) days of the end of the relevant twelve (12) month period. Net Sales made in foreign currencies shall be converted into United States Dollars using the average of the exchange rates set forth in the United States eastern edition of The Wall Street Journal for the last business day of the full or partial Calendar Quarter in which such Net Sales were booked and the last business day of the previous Calendar Quarter.

                  With respect to any partial Calendar Quarter or Calendar Year, any Minimum Royalty Amount and Net Sales thresholds for the royalty rate adjustments for such period shall be prorated to reflect the percentage of such period that elapsed before this Agreement terminated. (By way of example, and not in limitation of the parties' rights hereunder, if this Agreement were terminated at the end of the sixth month in any twelve month period, both the Minimum Royalty Amount, if any, and the Net Sales thresholds (but not the corresponding royalty rates) for such period would be reduced by fifty percent (50%).)

                  Each payment hereunder shall be accompanied by written report, certified by an officer of W-L or his or her designee, providing a detailed breakdown of the Net Sales, and the components thereof, during such period.

                  6.2 Withholding Taxes. W-L shall pay any and all withholding taxes or similar charges imposed by any governmental unit in the Territory on any amounts due to Unigene from W-L pursuant to this Section 6 to the proper taxing authority, and proof of payment of such taxes or charges shall be secured and sent to Unigene as evidence of such payment. All amounts paid by W-L pursuant to this Section 6.2 shall be paid for the account of Unigene and deducted from the amounts due from W-L to Unigene pursuant to Section 6.1.

                  6.3 Equity Investment. As partial mutual consideration for entering into this Agreement, the parties agree to enter into a Stock Purchase Agreement of even date herewith, in the form of Annex C hereto, pursuant to which W-L shall purchase an equity interest in Unigene.

                                    SECTION 7
                                DEVELOPMENT TEAM

                  7.1      Formation of the Development Team.

                           (a)  W-L   shall   form  a   Development   Team  (the
"Development Team") to which Unigene may appoint up to three (3) members.

                           (b) The  Development  Team shall meet  monthly (or at
other intervals as determined by the team) to monitor and manage the Development Activities, as necessary to execute the Development Activities. It is anticipated that members of the Development Team will be employees of Unigene or W-L, will be multi-disciplinary in their fields of expertise, and will have appropriate technical credentials and knowledge and ongoing familiarity with the objectives of the Development Plan.

                  7.2 Authority of the Development Team. The Development Team shall (i) manage the day-to-day Development Activities and perform such other activities as Unigene and W-L may mutually agree, (ii) approve any changes in the Development Plan, (iii) formulate recommendations or proposals for W-L management related to (A) all formulations of the

Product used in the Phase I Clinical Trials and their foreign equivalents, and the final formulations of the Product used in the Phase III Clinical Trials and their foreign equivalents, (B) the protocol and design of all clinical trials, and (C) the labelling and packaging of any finished formulation of the Product, and (iv) take such other actions as are set forth herein or as the parties may mutually agree, except that the Development Team may not take any action that would conflict with any provision of this Agreement.

                  7.3      Procedural Rules of the Development Team.

                           (a)  The  Development   Team  shall  take  action  by
consensus of the members present; provided, however, that final decision-making authority with respect to decisions and actions of the Development Team shall reside with W-L.

                           (b) The Development  Team shall meet at least monthly
or as otherwise agreed by the Development Team Leaders, at times and places mutually agreed upon, to discuss the overall progress of the Development Activities, the status of the Development Plans, any problems arising in the course of the Development Activities, and any other matter that a member of the Development Team may reasonably request. Notwithstanding the foregoing, the parties shall regularly exchange minutes of the monthly meetings and Status Reports every four months regarding the Development Team Activities.

                           (c)  Members  of  the  Development  Team  may  attend
meetings in person, by telephone or by video conference. Upon reasonable notice, W-L shall furnish video conferencing facilities for Unigene at its Morris Plains facility.

                                    SECTION 8
                                    REPORTING

                  8.1 Reporting by Parties. Notwithstanding, and without limitation of, the reporting requirements contained elsewhere in this Agreement, the parties hereto shall use their commercially reasonable efforts to keep each other informed of their respective Project Activities, including, without limitation, material developments relating to the performance of their respective obligations under this Agreement.

                  8.2 Financial Records. W-L shall, and shall cause its Affiliates and Sublicensees to, keep complete and accurate books and records pertaining to the Marketing, sale and use of the Product, including, without limitation, books and records of the Net Sales of Product, in sufficient detail to calculate the royalties payable under this Agreement and to identify the purchase order details for each customer to which it sells the Product. Such books and records shall be retained by W-L and its Affiliates and Sublicensees at least until five (5) years after the end of the period to which such books and records pertain, or for such longer period as may be required by applicable law.

                  8.3 Audit of Records. At the request of Unigene, W-L shall, and shall cause its Affiliates and Sublicensees to, permit an independent certified public accountant, to which W-L has no reasonable objection, at reasonable times and upon reasonable notice, to examine the books and records maintained pursuant to Section 8.2 to verify the accuracy of the royalty payments made or payable hereunder, but only as to any period ending not more than two (2) years prior to the date of such request. Said accountant shall not disclose to Unigene or any other party any information except that which should properly be contained in a royalty report required under this Agreement. W-L shall pay any additional royalties owed to Unigene not later than ten (10) days after such accountant makes its findings. Unigene shall pay the cost for any review of records conducted at the request of Unigene pursuant to this Section 8.3, unless such audit shall reveal an underpayment by W-L in excess of ten percent (10%), in which case W-L shall pay the cost of such review.

                                    SECTION 9
                  ADVERSE EVENT AND OTHER INFORMATION EXCHANGE

                  9.1  Notification.  Each party shall provide  prompt Notice to the other party of information in or coming into its possession or control concerning any unusual or unexpected reaction or side effect, customer complaint, reported defect, adverse reaction, injury or toxicity or sensitivity reaction associated with commercial and clinical uses, studies, investigations  or  tests of the  Product  (animal  or  human),  whether  or not determined to be attributable to the Product, and whether arising out of clinical studies or Marketing and sale of the Product. Further, each party shall notify the other's responsible drug safety department (or in the case of Unigene, its chief executive officer), by facsimile, with a confirmation copy by mail, such notice to include a copy of the complaint, as soon as possible, but in no event later than four (4) calendar days (and in those countries in which the Regulatory Authorities require shorter notice, each party shall provide the other with Notice within twenty-four (24) hours), after the time a party first becomes aware of any information concerning any serious and/or unexpected side effect, injury, toxicity or sensitivity reaction or any unexpected incidence, and the severity thereof, associated with the Product. "Serious" as used in this
Section 9.1 shall refer to an experience which (i) is fatal or immediately life threatening; (ii) requires or prolongs inpatient hospitalization; (iii) results in persistent or significant disability and/or incapacity; (iv) is a congenital anomaly and/or birth defect, cancer or overdose (intentional or accidental); or
(v) is considered a medically significant event (includes laboratory abnormalities). Medically significant events are those which may not be immediately life threatening or result in death or hospitalization but may jeopardize the patient or may require intervention to prevent one of the outcomes listed above to define Serious. By way of illustration and not limitation, examples of medically significant events are: intensive treatment in an emergency room or at home for allergic bronchospasm, blood dyscrasia, convulsions that do not result in hospitalization, development of drug dependency or drug abuse or laboratory abnormalities. Information concerning other complaints and other adverse reactions regarding the Product shall be exchanged between the parties in writing promptly, but in any event not less frequently than monthly. W-L shall be responsible for reporting adverse experiences with respect to the Product to the FDA in conformance with applicable law; provided, however, that each party shall make such reports as are necessary to comply with laws and regulations applicable to it, at its sole expense. Each party shall promptly provide the other with any information concerning any adverse experiences as described above with respect to the Product or the Compound from outside the Territory, which is known to such party, within four (4) calendar days after receipt of notice thereof. Each party shall have the right to audit the other party's drug safety surveillance data base to assure regulatory compliance.

                  9.2 Regulatory Action. Each party shall immediately notify the other of any information received regarding any threatened or pending action by the FDA or other governmental agency which may affect the Compound or the Product or the continued manufacture, distribution, Marketing, sale or use of the Product. Upon receipt of any such information, the parties shall consult in an effort to arrive at a mutually acceptable procedure for taking appropriate action; provided, however, that nothing set forth in this
Section 9.2 shall be construed as restricting the right of either party to make a timely report of such matter to any government agency or take other action that it deems appropriate or required by applicable law or regulation.

                  9.3 Material Communications. In addition to the notifications required by Section 2.6, each party shall promptly provide Notice to the other party of any material communications with any governmental agency concerning the Product, including, without limitation, adverse drug reaction reports. Copies of all such material communications shall be attached to the Notice sent pursuant to this Section 9.3.

                                   SECTION 10
                                 PRODUCT RECALL

                  10.1     Notification and Recall.

                           (a) In the  event  that any  governmental  agency  or
authority issues or requests a recall or takes similar action in connection with the Product, or in the event either party determines an event, incident or circumstance has occurred which may result in the need for a recall or market withdrawal, the party notified of or calling such recall or similar action shall, within three hours, advise the other party thereof by telephone or facsimile.

                           (b)  Following   notification   pursuant  to  Section
10.1(a), within forty-eight (48) hours, the parties' representatives from business, medical, regulatory, quality assurance and legal functions (and any others deemed necessary by a party) shall discuss whether or not to conduct a recall (except in the case of a government-mandated recall), and if so, the timing of the recall, the breadth, extent and level of customer to which the recall shall reach, the strategies and notifications to be used, and other related issues. In the event that such representatives cannot agree on any such decision, the issue shall be resolved by senior management of W-L.

                           (c) In  the  event  that  Unigene  recommends  that a
recall be conducted in connection with a problem or potential problem with the Raw Material that Unigene has identified, and W-L decides not to conduct a recall of the Product, then W-L shall indemnify Unigene pursuant to Section 13.4 from and against all Losses that Unigene may incur as a result of any such failure by W-L to conduct a recall.

                           (d) Nothing set forth in this  Section  10.1 shall be
construed as restricting the right of either party to make a timely report of such matter to any government agency or take other action that it deems appropriate or required by applicable law or regulation.

                  10.2 Recall Expenses. W-L shall bear the expenses of any recall of Product; provided, however, that Unigene shall bear the expense of a recall to the extent that such recall resulted from Unigene's breach of its obligations hereunder. Such expenses of recall shall include, without limitation, the expenses of notification and destruction or return of the recalled Product and the refund to consumers of amounts paid for the recalled Product.

                                   SECTION 11
                          INTELLECTUAL PROPERTY RIGHTS

                  11.1 Ownership and Prosecution of Intellectual Property.

                           (a) Except as otherwise expressly provided in Section
5.1, as between the parties, Unigene shall own all right and title to, and interest in, the Unigene Patent Rights, Licensed Technology and Sole Improvements of Unigene. Unigene, at its expense and through patent attorneys or agents of its choice, shall file and prosecute applications for Patents related to the foregoing in the United States, Europe and Japan and such other countries as determined by Unigene or as mutually agreed by Unigene and W-L. Unigene shall not abandon any such application for a Patent or permit any Patent issuing therefrom to lapse without first notifying W-L and permitting W-L to continue the prosecution of such applications or pay any required fees in the name of Unigene, at W-L's expense and through patent attorneys or agents of its choice. W-L shall not become an assignee of any application for Patent or Patent as a result of its continuing the prosecution of an application for patent or paying any fees according to this Section.

                           (b) W-L  shall  own any and all  interest  in the W-L
Patent Rights and Sole Improvements of W-L. W-L, at its expense and through patent attorneys or agents of its choice, shall file and prosecute applications for Patents related to the foregoing in the United States, Europe and Japan and such other countries as determined by W-L or as mutually agreed by Unigene and W-L. W-L shall not abandon any such application for a Patent or permit any Patent issuing therefrom to lapse without first notifying Unigene and permitting Unigene to continue the prosecution of such applications or pay any required fees in the name of W-L, at Unigene's expense and through patent attorneys or agents of its choice. Unigene shall not become an assignee of any application for Patent or Patent as a result of its continuing the prosecution of an application for patent or paying any fees according to this Section.

                           (c) Neither party shall license, assign, sell, convey
or otherwise transfer its rights in any Joint Improvement without the prior consent of the other party, which consent shall not be unreasonably withheld. The parties shall consult with one another to coordinate their activities with respect to obtaining appropriate Patent protection for Joint Improvements.

                           (d) The non-filing party or the party not responsible
for prosecuting an application for patent according to 11.1 (a) or (b) (Unigene or W-L, as the case may be) shall assist, as reasonably requested by the other party, and cooperate in the activities set forth in this Section 11.1. Each party shall keep the other party currently informed of all steps to be taken in the preparation and prosecution of all applications filed by it according to this Section 11 and shall furnish the other with copies of such applications for Patents, amendments thereto and other related correspondence to and from patent offices and permit the other party to offer its comments thereon before a party makes a submission to a patent office which could materially affect the scope or validity of the patent coverage that may result. Each party shall offer its comments promptly. All determinations regarding whether or not an Improvement is a Sole Improvement or a Joint Improvement shall be made in accordance with the patent laws of the United States.

                  11.2 Ownership of and Validity of Trademarks. The parties agree that W-L shall own all right and title to and interest in the Product Trademarks and that Unigene shall own all right and title to and interest in the Unigene Trademarks

                  11.3 Ownership of Regulatory Documentation and Approvals. Unigene shall own all right and title to and interest in all Unigene Regulatory Documentation and all information contained therein. W-L shall own all right and title to and interest in all W-L Regulatory Documentation and all information contained therein. For purposes of this Section 11.3, Unigene and W-L shall be deemed to include their respective Affiliates and, in the case of W-L, Sublicensees.

                  11.4 Ownership of Project Information and Inventions.

                           (a) Except as otherwise  provided in this Section 11,
all right and title to and interest in Project Information and Inventions developed or created jointly by the parties shall be owned jointly by the parties, and all right and title to and interest in Project Information and Inventions developed or created solely by one party shall be owned solely by the discovering or creating party. All determinations regarding whether a specific Project Information and Invention was developed or created jointly by the parties or solely by one party shall be made on the basis of the relevant doctrines of the patent laws of the United States.

                           (b) W-L and Unigene each shall  promptly (i) disclose
to the other in writing, and shall cause its respective Affiliates and, if applicable, Sublicensees to so disclose, the development, making, conception or reduction to practice of all Project Information and Inventions, whether created or discovered solely by a party (and/or its Affiliates and/or Sublicensees) or jointly, as the same are discovered, invented, made, acquired, conceived of or reduced to practice, and (ii), with respect to such solely-owned Project Information and Inventions, grant to the other party, without any additional consideration, a non-exclusive, royalty-free license (with right to sublicense) (A) if the licensee is W-L, to use such Project Information and Inventions solely in connection with the Product in the Territory, and (B) if the licensee is Unigene, to use such Project Information and Inventions (1) in the Territory and in the Semi-Exclusive Territory, solely with respect to products other than the Product, and (2) outside the Territory, with respect to any and all products.

                  11.5      Enforcement of Intellectual Property Rights.

                           (a) In the event of any infringement by a third party
of any intellectual property rights relating to the Product or the Compound, or any data related thereto or developed as a result of or in connection with the Project Activities in the Territory, including without limitation the Licensed Technology, the Unigene Regulatory Documentation, any Project Information and Inventions owned or controlled solely by Unigene or licensed to Unigene (other than Project Information and Inventions licensed to Unigene pursuant to Section 11.4(b)), Unigene shall have the first right (but not the obligation) to pursue any and all injunctive, compensatory and other remedies and relief (collectively, "Remedies") against such third party. If Unigene shall determine not to pursue Remedies with respect to any such infringement within sixty (60) days after Notice from W-L requesting Unigene to do so, then W-L shall have the right (but not the obligation) to pursue Remedies against such third party.

                           (b) In the event of any infringement by a third party
of any intellectual property rights relating to W-L Regulatory Documentation and Project Information and Inventions owned or controlled solely by W-L or jointly by Unigene and W-L, W-L shall have the first right (but not the obligation) to pursue any and all Remedies against such third party. Should W-L determine not to pursue Remedies with respect to any such infringement within sixty (60) days after Notice from Unigene requesting W-L to do so, then Unigene shall have the right (but not the obligation) to pursue Remedies against such third party.

                           (c) In the event that a party shall  pursue  Remedies
hereunder, the other party shall use all reasonable efforts to assist and cooperate with the party pursuing such Remedies. Each party shall bear its own costs and expenses relating to such pursuit. Any damages or other amounts collected shall be distributed, first, to the party that pursued Remedies to cover its costs and expenses and, second, to the other party to cover its costs and expenses, if any, relating to the pursuit of such Remedies; any remaining amount shall be distributed to the party that pursued the Remedies.

                  11.6      Infringement of Third Party Rights.

                           (a) If one or more patents  covering the Marketing or
sale of the Product, but not the Raw Material itself, has issued to a third party in the Territory and if W-L reasonably determines that it is advisable to obtain a license from such third party under such patent or patents, then W-L shall devote all reasonable efforts to obtaining a license from such third party. W-L shall be solely responsible for all royalties and other payments to a third party under any license resulting from the provisions of this Section 11.6(a). If W-L determines that such a license is unnecessary, W-L may agree to indemnify Unigene for any and all liability that Unigene might incur in connection with the manufacture or sale of the Raw Material by Unigene or the marketing or sale of the Product by W-L in the absence of such a license. In the event that W-L determines that such a license is unnecessary and does not agree to indemnify Unigene in accordance with the preceding sentence, then Unigene may terminate this Agreement with respect to the country or countries involved, pursuant to Section 14.4(a). In the event that W-L determines that such a license is necessary and (i) the patent owner is unwilling to grant such a license, or (ii) the cost of such a license would render the Product commercially infeasible, then either W-L or Unigene may terminate this Agreement with respect to the country or countries involved, pursuant to Section 14.4(a).

                           (b) If one or more patents  covering the Raw Material
has issued to a third party in the Territory and if Unigene reasonably determines that it is advisable to obtain a license from such third party under such patent or patents, then Unigene shall make the necessary arrangements to obtain such license under such third party patent rights so that Unigene may continue to meet its supply obligations hereunder. Any costs for such license or sublicense shall be the sole responsibility of Unigene. In the event that Unigene, despite its reasonable efforts, is unable to obtain such a license, then W-L may use its commercially reasonable efforts to obtain such a license from such third party and, if it shall obtain such a license, it shall grant a sublicense thereunder to Unigene, and Unigene and W-L shall be responsible, respectively, for seventy-five percent (75%) and twenty-five percent (25%) of the payments to such third party thereunder. If W-L is not able to, or elects not to negotiate such a license, then Unigene may terminate this Agreement with respect to the country or countries involved, pursuant to Section 14.4(a).

                           (c) In the event  that a third  party  institutes  or
threatens a patent, trade secret or other infringement suit against W-L or its Affiliates or Sublicensees during the term of this Agreement, alleging that their Marketing, sale or use of the Product in the Territory infringes one or more patent or other intellectual property rights held by such third party, then W-L shall have the first right (but not the obligation), at its sole expense, to assume direction and control of the defense of claims arising therefrom (including the right to settle such claims at its sole discretion); provided, however, that W-L shall obtain the written consent of Unigene prior to ceasing to defend, settling or otherwise disposing of such claims; provided, further, that if Unigene shall refuse to provide such consent, then Unigene shall indemnify W-L pursuant to Section 13.3 for any and all Losses that W-L, its Affiliates or Sublicensees may suffer as a result of such refusal. If W-L determines not to assume such direction and control, Unigene shall have the right, at its sole expense, to defend, settle or otherwise dispose of such claims on such terms as Unigene, in its sole discretion, shall deem appropriate. In the event that W-L controls the defense of an action challenging claims under the Unigene Patents, all of the reasonable expenses and costs, including, without limitation, attorneys' fees and damage awards, incurred by W-L in connection therewith that are not offset by proceeds therefrom shall be creditable against the royalties due under Section 6.1(b); provided, however, that no royalty payment when due, regardless of the amount or number of credits available to W-L in accordance with this Agreement, shall be reduced by more than fifty percent (50%).

                           (d) In the  event  that a third  party  institutes  a
patent, trade secret or other infringement suit against

Unigene, W-L or their respective Affiliates or sublicensees during the term of this Agreement, each party shall, at its own cost and expense, use all reasonable efforts to assist and cooperate with the other party in connection with the defense of such suit.

                           (e) If (i) as a result of any claim made  against W-L
or any of its Affiliates or Sublicensees during the term of this Agreement alleging that the Marketing or sale of the Product by such entity infringes or misappropriates any patent or any other proprietary right of a third party, a judgment is entered by a court of competent jurisdiction from which no appeal is taken within the time permitted for appeal, such that W-L cannot sell the Product in a Priority Market without infringing the patent or other proprietary rights of such third party, and (ii) Unigene and/or W-L are unable to obtain the license referred to in this Section 11.6 within sixty (60) days after such entry of judgment, or such consideration to be paid to a third party for such license would make the Product commercially impracticable, then W-L shall have the right for thirty (30) days after the expiration of such sixty (60) day period to terminate this Agreement by written Notice to Unigene.

                           (f) Nothing in this Section 11.6 shall prevent either
party, at its own expense, from obtaining any license or other rights from third parties it deems appropriate in order to permit the full and unhindered exercise of its rights under this Agreement.

                           (g) The provisions of this Section 11.6 set forth the
parties' exclusive and sole remedies against each other in respect of the subject matter thereof.

                                   SECTION 12
                                 CONFIDENTIALITY

                  12.1 Confidential Information. Except to the extent permitted by this Agreement or as otherwise agreed by the parties in writing, the parties agree that the party receiving information hereunder (the "Receiving Party") shall keep completely confidential, shall not publish or otherwise disclose and shall not use directly or indirectly for any purpose (except as otherwise provided herein) any information furnished to it by the other party (the "Disclosing Party") pursuant to this Agreement or otherwise relating to any transaction contemplated hereby (including, without limitation, Regulatory Documentation and Project Information and Inventions), including information heretofore furnished to it (the "Confidential Information"), except to the extent that the Receiving Party can establish by competent proof that such information:

                           (a) was already known to the Receiving  Party,  other
than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party, as evidenced by the Receiving Party's prior written and dated records;

                           (b) was part of the public  domain at the time of its
disclosure by the Disclosing Party;

                           (c)  became  part  of the  public  domain  after  its
disclosure by the Disclosing Party, other than through any act or omission of the Receiving Party in breach of this Agreement; or

                           (d) was disclosed to the  Receiving  Party by a third
party who was rightfully in possession of such information and had no obligation not to disclose such information to others.

                  12.2   Authorized   Disclosure.   Each   party  may   disclose
Confidential Information to the extent that such disclosure is:

                           (a) Made in  response  to a valid order of a court of
competent jurisdiction or other governmental body of a country or any political subdivision thereof of competent jurisdiction; provided, however, that the Receiving Party shall first have given notice to the Disclosing Party and given the Disclosing Party a reasonable opportunity to quash such order and to obtain a protective order requiring that the Confidential Information and/or documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided further that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in such response to such court or governmental order;

                           (b)  Otherwise  required  by law,  in the  opinion of
legal counsel to the Receiving Party as expressed in an opinion letter in form and substance reasonably satisfactory to the Disclosing Party, which shall be provided to the Disclosing Party at least twenty-four hours prior to the Receiving Party's disclosure of the Confidential Information pursuant to this
Section 12.2(b);

                           (c) Made by the  Receiving  Party  to the  Regulatory
Authorities as required in connection with applications for Approvals for the Product or the Compound, provided that reasonable measures shall be taken to assure confidential treatment of such information; or

                           (d) Made by the  Receiving  Party to third parties as
may be necessary in connection with the development and commercialization of the Product as contemplated by this Agreement, including, without limitation, subcontracting and sublicensing transactions in connection therewith, provided that the Receiving Party in question shall in each case obtain from the proposed third party recipient a written confidentiality undertaking containing confidentiality obligations no less onerous than those set forth in this Section 12; provided, however, that, notwithstanding anything to the contrary in this
Section 12, W-L shall have the right
to disclose preclinical and clinical data and results relating to the Product to qualified medical professionals for the limited purposes of advertising and promoting such product and conducting medical education initiatives reasonably designed to increase Net Sales of the Product.

                  12.3 Unigene Disclosure. Notwithstanding anything to the contrary in this Section 12, Unigene and its Affiliates shall have the right to use and disclose any and all Licensed Technology and, to the extent not included therein, all Unigene Regulatory Documentation and any Project Information and Inventions solely owned or controlled by or licensed to Unigene (other than pursuant to Section 11.4(b)) relating to the Product or the Compound or any Improvements thereto in accordance with the terms of this Agreement, without obtaining the consent of W-L.

                  12.4 Notification. The Receiving Party shall notify the Disclosing Party immediately, and cooperate with the Disclosing Party as the Disclosing Party may reasonably request, upon the Receiving Party's discovery of any loss or compromise of the Disclosing Party's information.

                  12.5 Remedies. Each party agrees that the unauthorized use or disclosure of any material information by the Receiving Party in violation of this Agreement will cause severe and irreparable damage to the Disclosing Party. In the event of any violation of this Section 12, the Receiving Party agrees that the Disclosing Party shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, as well as any other relief permitted by applicable law. The Receiving Party agrees to waive any requirement that the Disclosing Party post bond as a condition for obtaining any such relief.

                  12.6 Return of Information. Within thirty (30) days of the termination of this Agreement, each party shall return to the other party any and all copies of information covered by this Section 12 or otherwise owned by the other party, including, without limitation, all Regulatory Documentation and any Project Information and Inventions solely owned or controlled by or licensed (other than pursuant to Section 11.4) to the other party.

                  12.7 Survival. This Section 12 shall be in effect during the term of this Agreement and for a period of seven (7) years following the termination thereof.

                  12.8 Use of Names. Except as required by law, neither party to this Agreement shall use the name of the other in any public announcement, press release or other public document without the prior written consent of such other party.

                  12.9 Publication. Nothing contained herein shall be construed so as to prevent W-L, its Affiliates or Sublicensees from submitting for written or oral publication any manuscript, abstract or the like which includes data or other information derived from the clinical testing of the Product; provided, however, that it shall furnish Unigene with a copy of the information to be submitted no later than thirty (30) days prior to submitting the same for written or oral publication. Nothing contained herein shall be construed so as to prevent Unigene, its Affiliates or licensees (other than W-L) from submitting for written or oral publication any manuscript, abstract or the like relating to the Compound itself or an injectable or nasal dosage form thereof; provided, however, that it shall furnish W-L with a copy of the information to be submitted no later than thirty (30) days prior to submitting same for written or oral publication. W-L shall not, nor shall it permit its Affiliates or Sublicensees to, submit for written or oral publication any manuscript, abstract or the like which includes data or other information relating to the Product or the Compound without first obtaining the prior written consent of Unigene, which consent shall not be unreasonably withheld. Unigene shall not, nor shall it permit its Affiliates or sublicensees to, submit for written or oral publication in the Territory any manuscript, abstract or the like which includes data or other information directly relating to the Product without first obtaining the prior written consent of W-L, which consent shall not be unreasonably withheld; provided, however, that nothing herein shall be construed to prevent Unigene from submitting for written or oral publication any manuscript, abstract or the like which includes data or other information relating to the Compound in general or its injectable or nasal formulations. The contribution of each party shall be noted in all publications or presentations by acknowledgment or co-authorship, whichever is appropriate.

                                   SECTION 13
                             WARRANTIES; INDEMNITIES

                  13.1  Representations, Warranties and Covenants.

                           (a) Each party  represents  and warrants to the other
party as follows: (i) it is a duly organized and validly existing corporation under the laws of its jurisdiction of incorporation; (ii) it has full corporate power and authority and has taken all corporate action necessary to enter into and perform this Agreement; (iii) the execution and delivery of this Agreement and the transactions contemplated herein do not violate, conflict with, or constitute a default under its charter or similar organization document, its by-laws or the terms or provisions of any material agreement or other instrument to which it is a party or by which it is bound, or any order, award, judgment or decree to which it is a party or by which it is bound; and (iv) this Agreement is its legal, valid and binding obligation, enforceable in accordance with the terms and conditions hereof.

                           (b) Unigene represents, warrants and covenants to W-L
that it will comply with all applicable governmental laws and regulations relating to the manufacture of the Raw Material in the United States.

                           (c) Unigene  represents  and warrants  that (i) it is
the owner of the entire right and title in and interest to the Unigene Patent Rights; (ii) it is not aware of any infringement of the Unigene Patent Rights and has no knowledge of any claim or allegation or any basis thereof, of patent infringement with regard to the Unigene Patent Rights; (iii) it is not aware of any legal, administrative, arbitration or other actions, suits, claims or proceedings at law, in equity, or otherwise against it in or before any court or governmental or regulatory authority with respect to the Unigene Patent Rights and no such actions, suits, claims or proceedings have been threatened against it; (iv) it is not aware of any prior art or event (such as prior use, prior sale or similar matter) not cited or disclosed during prosection of the Unigene Patent Rights which is material to the issue of patentability other than that prior art cited during the prosecution of the Unigene Patent Rights; and (vi) it has or will have the financial ability to carry out its obligations hereunder.

                           (d)  W-L,  represents,   warrants  and  covenants  to
Unigene that it will comply with all applicable governmental laws and regulations relating to the development, Finishing, Marketing, distribution and sale of Product in the Territory.

                  13.2 Warranties of Unigene; Limitations. EXCEPT AS SET FORTH IN SECTIONS 13.1(b), 13.1(c) AND 3.7, UNIGENE HEREBY

DISCLAIMS ANY AND ALL WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, WITH RESPECT TO THE RAW MATERIAL, LICENSED TECHNOLOGY, THE COMPOUND OR THE PRODUCT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF QUALITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

                  13.3 Indemnification of W-L. Subject to Section 13.6, Unigene shall indemnify W-L, its Affiliates and their respective directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses in connection with any and all suits, investigations, claims or demands by third parties (collectively, "Losses") arising from or occurring as a result of (i) the breach by Unigene of this Agreement or (ii) any act, whether of omission or commission, by Unigene (or its Affiliates) with respect to its areas of responsibility under this Agreement, including, without limitation, the manufacture of the Raw Material by or on behalf of Unigene, except for those Losses for which W-L has an obligation to indemnify Unigene pursuant to Section 13.4, as to which Losses each party shall indemnify the other to the extent of their respective liability for the Losses; provided, however, that Unigene shall not be obligated to indemnify W-L for any Losses that arise as a result of gross negligence or willful misconduct on the part of W-L or any of its Affiliates or Sublicensees.

                  13.4 Indemnification of Unigene.  Subject to Section 13.6, W-L
shall indemnify Unigene, its Affiliates and their respective directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all Losses arising from or occurring as a result of (i) the breach by W-L of this Agreement, (ii) any failure by W-L to conduct a Product recall in the circumstances set forth in Section 10.1(c), or (iii) any act, whether of omission or commission, by W-L (or its Affiliates or Sublicensees) with respect to its areas of responsibility under this Agreement, including, without limitation, the development, Finishing, Marketing, distribution or sale of the Product, except for those Losses for which Unigene has an obligation to indemnify W-L and its Affiliates pursuant to Section 13.3, as to which Losses each party shall indemnify the other to the extent of their respective liability for the Losses; provided, however, that W-L shall not be obligated to indemnify Unigene for any Losses that arise as a result of gross negligence or willful misconduct on the part of Unigene or any of its Affiliates.

                  13.5  Indemnification Procedure.

                           (a)  Each  indemnified   party  agrees  to  give  the
indemnifying party prompt written Notice of any Losses or the discovery of a fact upon which such indemnified party intends to base a request for indemnification under Section 13.3 or 13.4.

                           (b) Each party shall  furnish  promptly to the other,
copies of all papers and official documents received in respect of any Losses. The indemnified party shall cooperate as requested by the indemnifying party in the defense against any Losses.

                           (c) With respect to any Losses relating solely to the
payment of money damages and which will not result in the indemnified party's becoming subject to injunctive or other relief or otherwise adversely affecting the business of the indemnified party in any manner, and as to which the indemnifying party shall have acknowledged in writing the obligation to indemnify the indemnified party hereunder, the indemnifying party shall have the sole right to defend, settle or otherwise dispose of such Losses, on such terms as the indemnifying party, in its sole discretion, shall deem appropriate.

                           (d) With  respect  to  Losses  relating  to all other
matters, the indemnifying party shall have the sole right to control the defense of such matter, provided that the indemnifying party shall obtain the written consent of the indemnified party, which shall not be unreasonably withheld, prior to ceasing to defend, settling or otherwise disposing of any Losses if as a result thereof (i) the indemnified party would become subject to injunctive or other equitable relief or any remedy other than the payment of money by the indemnifying party or (ii) the business of the indemnified party would be adversely affected.

                           (e) The  indemnifying  party  shall not be liable for
any settlement or other disposition of a Loss by the indemnified party which is reached without the written consent of the indemnifying party.

                           (f) Except as provided above, the costs and expenses,
including reasonable fees and disbursements of counsel, incurred by any indemnified party in connection with any claim shall be reimbursed on a Calendar Quarter basis by the indemnifying party, without prejudice to the indemnifying party's right to contest the indemnified party's right to indemnification and subject to refund in the event the indemnifying party is ultimately held not to be obligated to indemnify the indemnified party.

                  13.6  Limitation on Damages.

                           (a) Except in  circumstances  of gross  negligence or
willful misconduct by a party or its Affiliates, neither W-L nor Unigene shall be liable to the other for special, indirect, incidental or consequential damages, whether in contract, warranty, negligence, tort, strict liability or otherwise, arising out of the manufacture, use or sale of the Raw Material or the Product by the other party.

                           (b) Notwithstanding  Section 13.6(a),  Unigene may be
subject to liability for such damages to the extent that such damages result from Unigene's breach of the warranties set forth in
Section 3.7.

                           (c)  Notwithstanding  Section  13.6(a),  W-L  may  be
subject to liability for such damages to the extent that such damages may result from W-L's breach of the warranties set forth in Section 4.2(b).

                                   SECTION 14
                              TERM AND TERMINATION

                  14.1 Term. The term of this Agreement shall commence as of the date hereof and shall continue until terminated in accordance with this Section 14.

                  14.2 Termination of Agreement with Respect to a Secondary Market or Region.

                           (a) Upon written  Notice to W-L,  Unigene  shall have
the right to terminate this Agreement with respect to each (i) Secondary Market if W-L fails to (A) perform clinical tests and studies for the Product in such Secondary Market in accordance with Section 2.1, (B) file submissions necessary to obtain Approval for the Product with the appropriate Regulatory Authorities in such Secondary Market in accordance with Section 2.2, or (C) Launch the Product in such Secondary Market pursuant to Section 4.1(a); provided, however, that termination pursuant to this Section 14.2 shall constitute the sole remedy of Unigene with respect to any such default by W-L.

                           (b) In the event  that W-L fails to pay  Unigene  the
Minimum Royalty Payment with respect to the United States, Europe (including, without limitation, France, Germany, Italy, Spain and the United Kingdom, regardless of whether such countries continue to be members of the European Union) or Japan (each, a "Region") pursuant to Section 6.1(b)(i)(x), Unigene shall have the right to terminate this Agreement with respect to such Region pursuant to Section 14.3; provided, however, that such termination pursuant to
Section 14.3 shall constitute the sole remedy of Unigene with respect to any such failure by W-L.

                           (c) Upon twelve (12) months' prior written  Notice to
Unigene, W-L shall have the right to terminate this Agreement with respect to any Secondary Market.

                           (d) If Unigene terminates this Agreement with respect
to a country or Region under Section 14.2(a) or 14.2(b), respectively, or W-L terminates this Agreement with respect to a country pursuant to Section 14.2(c), all of W-L's, as well as its Affiliate's and Sublicensee's, rights hereunder with respect to such country shall revert to Unigene and W-L shall assign, and shall cause its Affiliates and Sublicensees to assign, to Unigene, without any additional consideration, all of their respective rights, titles and interests hereunder with respect to such country, if any, including without limitation all rights to the Product, the Regulatory Documentation, the Approvals, the Product

Trademarks, the Project Information and Inventions and any other information, discoveries, materials or Improvements related thereto in connection with such country. If Unigene terminates this Agreement with respect to a Region pursuant to Section 14.2(b), W-L shall assign its rights to the Approvals and all information contained therein and all other rights of W-L with respect to the Product in such Region to Unigene only if Unigene so elects, provided that if Unigene so elects, it shall be obligated to pay W-L the following: (i) [ ] of any upfront payments that Unigene receives in connection with the grant of any rights by Unigene to a third party to Market and sell the Product under such
Approval and/or such other rights of W-L in such Region,  and [    ] of (A) any
royalty  payments made by such third party to Unigene  under such  agreement and
(B) any supply payments received from such third party for Raw Material under such agreement; and (ii) [ ] of any Net Sales of Product made by Unigene or its Affiliates in such Region; and provided further that all such payment obligations shall terminate on the Royalty Transition Date for such Region.

                           (e) Either party may terminate the respective  supply
and purchase obligations of the parties under Section 3 with respect to each country in the Territory upon two (2) years' written notice to the other party; provided, however, that such notice may not take effect prior to the Royalty Transition Date in the country or countries involved.

                  14.3 Termination for Material Breach. This Agreement shall be subject to termination by either party in the event of a material breach hereof by the other party with respect to its obligations, which breach is not cured within sixty (60) days (or, in the case of a payment default, thirty (30) days) following written Notice thereof by the non-breaching party.

                  14.4  Unilateral Termination.

                           (a) W-L  shall  have  the  right  to  terminate  this
Agreement pursuant to Section 11.6(a) and 11.6(e) on sixty (60) days' written Notice. Unigene shall have the right to terminate this Agreement pursuant to Sections 11.6(a) and 11.6(b) on sixty (60) days' written Notice.

                           (b) After the first anniversary of the effective date
of this  Agreement,  W-L shall have the right to terminate this Agreement on six
(6) months' prior written Notice to Unigene, (i) if a product containing the Raw Material is disapproved by the relevant Regulatory Authorities for sale and use in the United States and Europe, (ii) if clinical tests and studies, conducted in accordance with mutually agreed procedures and protocols, demonstrate that the Product does not achieve a population mean of peak plasma levels of at least
[          ]  per  milliliter  of blood in man,  (iii) if W-L makes a reasonable showing that, after due diligence in accordance with Section 2.2, successful completion of its Development Activities is infeasible for scientific or technical reasons, or (iv) on a Region-by-Region basis, (A) prior to the initial Launch, if W-L makes a reasonable showing that, assuming the exercise of due diligence in accordance with Section 4.1, W-L will not be able to meet at least twenty-five percent (25%) of the Net Sales projections set forth on Annex D for any of the first three (3) twelve (12) month periods set forth therein, or (B) after the Launch, if, after due diligence in accordance with Section 4.1, W-L shall not achieve Net Sales in a twelve (12) month period (after the first three such periods) equal to at least twenty-five percent (25%) of the Net Sales projections set forth on Annex D for such twelve (12) month period, provided that such Notice is given within ninety (90) days after W-L's failure to meet such Net Sales projections in any such period.

                           (c)  In  the  event  that  W-L  exercises  any of its
unilateral rights of termination under this Section 14.4, W-L shall (i) pay all amounts that are due under this Agreement prior to the effective date of such termination, (ii) perform all of its Development Activities prior to the effective date of such termination (unless and until Unigene in its sole discretion may determine otherwise), and (iii) relinquish, and shall cause its Affiliates and Sublicensees to relinquish, all of their respective rights hereunder and shall assign, and cause its Affiliates and Sublicensees to assign, to Unigene, without additional consideration, all of their respective rights, titles and interests, if any, to the Product, including without limitation all rights to the Regulatory Documentation, the Approvals, the Product Trademarks, the Project Information and Inventions and any other information, discoveries, materials or Improvements related thereto or developed as a result of or in connection with the Project
Activities.

                  14.5 Termination for Other Events. Either party may terminate this Agreement if, at any time, the other party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that party or of its assets, or if the other party proposes a written agreement of composition or extension of its debts, or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other party shall propose or be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of its creditors.

                  14.6 Effect of Termination. No licenses granted in Section 5.1 or sublicenses granted pursuant to Section 11.6(a) shall survive the termination of this Agreement. Any and all licenses granted pursuant to Section 11.4(b) shall survive the termination of this Agreement. Upon termination of this

Agreement, W-L shall, and shall cause its Affiliates and Sublicensees to: (a) cease all Finishing, Marketing, sales and distribution of the Product, provided that W-L shall continue to fill existing orders and sell existing inventory of Product for a period of ninety (90) days from such date of termination; (b) promptly discontinue the use of any Product Trademarks, except as necessary to carry out the sales activities set forth in 14.6(a); (c) within thirty (30) days of such termination, return to Unigene (or, at Unigene's request, destroy) all unfinished quantities of Raw Material, provided that Unigene shall credit W-L for any returned Raw Material; and (d) after the period referred to in clause
(a) above, destroy all unsold quantities of Product; provided, however, that Unigene, in its sole discretion, may elect to extend any of the ninety (90) day periods set forth in this sentence by an additional ninety (90) days.

                  The termination of this Agreement shall be without prejudice to any rights or obligations of the parties that may have accrued prior to such termination, and the provisions of Sections 2.7, 3.10, 4.2(c), 4.8 (except to as otherwise provided therein), 4.9, 6.1 (as to amounts accruing prior to the termination of this Agreement), 8.2, 8.3, 9, 10 (to the extent that the Product in question was Marketed or sold pursuant to this Agreement), 11.5(c) (with respect to actions commenced prior to the termination of this Agreement), 12, 13.3, 13.4, 13.5, 13.6, 15.2, 15.3, 15.6 and 15.7 and this

Section 14 shall survive the termination of this Agreement. Except as otherwise expressly provided herein, termination of this Agreement in accordance with the provisions hereof shall not limit remedies which may otherwise be available in law or equity.

                  Subject to Section 14.2(d), W-L shall cooperate with Unigene in transferring to Unigene or a third party, as Unigene may direct, within thirty (30) days of the termination hereof, all data, files and other materials in the possession or under the control of W-L or its Affiliates or Sublicensees relating to the Compound or Product, including, without limitation, any Regulatory Documentation, except to the extent that W-L requires such data, files and materials for the purpose of performing any obligations under this Agreement that may survive such termination.

                                   SECTION 15
                               GENERAL PROVISIONS

                  15.1 Force Majeure. If the performance of this Agreement or of any obligation hereunder, except for the payment of any amounts hereunder, is prevented, restricted or interfered with by reason of a force majeure and without fault or negligence of the affected party, such party, upon prompt written Notice to the other party, shall be excused from such performance to the extent of the aforementioned prevention, restriction or interference, provided that the party so affected shall use its best efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed. For purposes of this Agreement, force majeure shall mean any extraordinary and unforeseen event that is beyond the reasonable control of the affected party, but shall not include a failure to commit sufficient resources, financial or otherwise, to the Project Activities or general market or economic conditions.

                  15.2 Payments. All payments to be made by one party to the other (the "Payee") under this Agreement shall be made in United States dollars and shall be paid by bank wire transfer or by automated clearinghouse (electronic funds transfer) in immediately available funds to such bank account designated in writing by the Payee from time to time. Interest shall accrue on delinquent payments from the date such payments are due at a rate of twelve percent (12%) per annum.

                  15.3 Notice. All notices, requests, reports, statements and other communications to either party (each a "Notice") shall be in writing, shall refer specifically to this Agreement and shall be hand delivered or sent by express courier service, costs prepaid, or by facsimile to the respective addresses specified below (or to such other address as may be specified by Notice to the other party):

                  if to Unigene, to:

                           Unigene Laboratories, Inc.
                           110 Little Falls Road
                           Fairfield, New Jersey  07004
                           U.S.A.
                           Attn:  Dr. Warren Levy, President
                           Facsimile: (973) 227-6088

                  with a copy to:

                           James C. Snipes, Esq.
                           Covington & Burling
                           1201 Pennsylvania Ave., N.W.
                           P.O. Box 7566
                           Washington, D.C. 20044
                           Facsimile:  (202) 662-6291

                  if to W-L, to:

                           Warner-Lambert Company
                           201 Tabor Road
                           Morris Plains, New Jersey  07950
                           Attn:  President, Pharmaceutical Sector
                           Facsimile:  (973) 540-4009

                  with a copy to:

                           Warner-Lambert Company
                           201 Tabor Road
                           Morris Plains, New Jersey  07950
                           Attn:  Vice President and General Counsel
                           Facsimile:  (973) 540-3927


                  Any Notice delivered by facsimile or similar means shall be confirmed by a hard copy delivered as soon as practicable thereafter. The effective date of any Notice shall be: (a) the date of the addressee's receipt, if delivered by hand or express courier; or (b) the date of receipt if received by 5:00 p.m. local time on a business day or, if not, the first business day after receipt, if sent by facsimile.

                  15.4 Further Assurances. Each party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other party its rights and remedies under this Agreement.

                  15.5 Successors and Assigns. The terms and provisions hereof shall inure to the benefit of, and be binding upon, Unigene, W-L and their respective successors and permitted assigns. Except as expressly provided herein, neither party may, without the prior written consent of the other party, assign or otherwise transfer any of its rights and interests, or subcontract or otherwise delegate any of its obligations, hereunder; provided, however, that either party may assign its rights and delegate its duties hereunder to an Affiliate thereof without obtaining such consent, provided that the assigning party agrees to remain primarily (and not secondarily or derivatively) liable for the full and timely performance by such Affiliate of all its obligations hereunder. Any attempt to assign, transfer, subcontract or delegate any portion of this Agreement in violation of this Section 15.5 shall be null and void.

                  15.6 Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of New York, without regard to the choice of law provisions thereof.

                  15.7  Arbitration.

                           (a) Disputes  between the parties arising under or in
connection with this Agreement that are not resolved pursuant to Section 8.3(b) or otherwise shall be referred to compulsory arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association to be held in New York, New York. The parties shall appoint an arbitrator by mutual agreement. If the parties cannot agree on the appointment of an arbitrator within thirty (30) days after receipt of a demand for arbitration, each party shall appoint one arbitrator, and the two arbitrators shall appoint a third arbitrator. If the party-appointed arbitrators cannot agree on the third arbitrator, the third arbitrator shall be appointed in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

                           (b) Any fees and expenses  payable with respect to an
arbitration under this Section 15.7 shall be borne by the party losing the case. All arbitration rulings and awards shall be final and binding on the parties.

                  15.8 Waiver. A party's failure to enforce, at any time or for any period of time, any provision of this Agreement, or to exercise any right or remedy, does not constitute a waiver of such provision, right or remedy, or prevent such party thereafter from enforcing any or all provisions and exercising any or all other rights and remedies. The exercise of any right or remedy does not constitute an election or prevent the exercise of any or all rights or remedies, all rights and remedies being cumulative.

                  15.9 Severability. If any provision hereof, other than the requirements to pay license fees and royalties pursuant to Section 6, should be held invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by applicable law, (a) all other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intent of the parties as nearly as may be possible, and (b) the parties agree to use their best efforts to negotiate a provision, in replacement of the provision held invalid, illegal or unenforceable, that is consistent with applicable law and accomplishes, as nearly as possible, the original intention of the parties with respect thereto. To the fullest extent permitted by applicable law, each party hereby waives any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

                  15.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

                  15.11 Construction. Except where the context otherwise requires, wherever used the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The language of this Agreement shall be deemed to be the language mutually chosen by the parties and no rule of strict construction shall be applied against either party hereto.

                  15.12 Independent Contractors. The status of the parties under this Agreement shall be that of independent contractors. No party shall have the right to enter into any agreements on behalf of the other party, nor shall it represent to any Person that it has any such right or authority. Nothing in this Agreement shall be construed as establishing a partnership or joint venture relationship between the parties hereto.

                  15.13 Nasal Product. The parties agree to use good faith efforts to negotiate an agreement pursuant to which W-L would develop and commercialize a nasally administered form of the Compound (i) in the United States, such negotiation to occur within a period of ninety (90) days after the date of this Agreement (or such longer period as the parties may agree), and
(ii) in Europe, such negotiation to occur within a period of sixty (60) days after the date of this Agreement (or such longer period as the parties may agree).

                  15.14 Publicity. Either party may make any public disclosure about this Agreement required by law; provided, however, that it shall give at least three (3) business days' prior written notice to the other party to the extent consistent with applicable law. Neither party shall issue any press release or other public disclosure about this Agreement or its terms without the prior written consent of the other party, except pursuant to this Section 15.14.

                  15.15 Entire Agreement. This Agreement constitutes, on and as of the date hereof, the entire agreement of the parties with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties with respect to such subject matter are hereby superseded in their entireties. This Agreement shall not be amended in any respect whatsoever except by a further agreement, in writing, fully executed by each of the parties.

                  IN WITNESS WHEREOF, the parties have caused this License Agreement to be duly executed and delivered as of the date first above written.

UNIGENE LABORATORIES, INC.                            WARNER-LAMBERT COMPANY



By: /s/ WARREN P. LEVY                                By: /s/ MAURICE RENSHAW
   -------------------                                   --------------------
   Warren P. Levy                                        Maurice Renshaw
   President                                             Vice President and
                                                         President, Parke-Davis,
                                                         U.S. and Mexico

                                     ANNEX A

                             Minimum Royalty Amounts
                           (U.S. Dollars in Millions)


                  If the indications for the Product include the treatment of osteoporosis, but not the prevention of osteoporosis or the treatment of bone pain, the Minimum Royalty Amounts in each of the successive twelve-month periods beginning on the first day of the first Calendar Quarter after the relevant Launch shall be as follows:

                  Successive Twelve-Month Periods after Launch

Region                    Year 1            Year 2            Year 3
------                    ------            ------            ------

U.S.                      $[  ]             $[  ]             $[  ]

Europe                     [  ]              [  ]              [  ]

Japan                      [  ]              [  ]              [  ]


                  If the indications for the Product include the prevention and treatment of osteoporosis, but not the treatment of bone pain, the Minimum Royalty Amounts in each of the successive twelve-month periods beginning on the first day of the first Calendar Quarter after the relevant Launch shall be as follows:

                  Successive Twelve-Month Periods after Launch

Region                    Year 1            Year 2            Year 3
------                    ------            ------            ------

U.S.                      $[  ]             $[  ]             $[  ]

Europe                     [  ]              [  ]              [  ]

Japan                      [  ]              [  ]              [  ]

                  If the indications for the Product include the prevention and treatment of osteoporosis, as well as the treatment of bone pain, the Minimum Royalty Amounts in each of the successive twelve-month periods beginning on the first day of the first Calendar Quarter after the relevant Launch shall be as follows:

                       Successive Twelve-Month Periods after Launch

Region                    Year 1            Year 2            Year 3
------                    ------            ------            ------

U.S.                      $[  ]             $[  ]             $[  ]

Europe                     [  ]              [  ]              [  ]

Japan                      [  ]              [  ]              [  ]

                                     ANNEX B

                                  Patent Rights


                          Applications to Oral Peptides



1.       U.S. Patent Application Serial No. [        ] filed [
            ], entitled [                  ].


2.       Patent Cooperation Treaty International Application [
                ] filed in the United States Receiving Office on [
                 ], entitled [               ] designating, inter
         alia, the United States, and claiming priority of U.S.
         Patent Application Serial No. [           ] filed [
               ].

                                     ANNEX C

                            STOCK PURCHASE AGREEMENT

                  This Stock Purchase Agreement (the "Agreement"), dated as of July 15, 1997, is entered into by and between Unigene Laboratories, Inc., a Delaware corporation ("Unigene"), and Warner-Lambert Company, a Delaware corporation ("Purchaser").

                              W I T N E S S E T H:

                  WHEREAS, Unigene and Purchaser simultaneously herewith are entering into a License Agreement, dated as of July 15, 1997 (the "License Agreement"), pursuant to which Unigene has licensed to Purchaser rights to use certain of Unigene's proprietary technology; and

                  WHEREAS, Unigene in connection therewith wishes to issue and sell to Purchaser, and Purchaser wishes to purchase from Unigene, on the terms and conditions set forth in this Agreement, the number of shares of Unigene's common stock, par value $.01 per share (the "Common Stock"), determined in accordance with the provisions of Section 1.1 hereof.

                  NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I
                           PURCHASE AND SALE OF STOCK

         1.1 Purchase of Stock. On the terms and conditions set forth in this Agreement, Unigene agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from Unigene, at a purchase price of $3,000,000, the number of shares of Common Stock that is equal to the total obtained by dividing (i) $3,000,000, by (ii) the average of the closing sale prices of the Common Stock as reported by the Nasdaq Stock Market for each trading day during the 30 calendar days preceding and the 30 calendar days beginning on the date of the first public announcement of the entry by the parties into the License Agreement; provided that if the calculation described in this Section 1.1 would create a fractional share, such fractional share shall be disregarded and the number of shares of Common Stock purchased and sold hereunder shall be the number of whole shares.

         1.2 Deliveries. On the date of the execution of this Agreement, Purchaser shall deliver to Unigene, by wire transfer of immediately available funds to such bank account as shall be designated by Unigene, an amount equal to $3,000,000. Promptly following the conclusion of the 60-day period referred to in Section 1.1, Unigene shall deliver to Purchaser a stock certificate registered in the name of Purchaser representing the number of shares of Common Stock determined in accordance with Section 1.1 hereof.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations and Warranties of Unigene. Unigene represents and warrants to Purchaser that, as of the date hereof:

                  (a) Organization, Good Standing and Qualification. Unigene is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

                  (b) Authorization. Unigene has the corporate power necessary to execute, deliver and perform this Agreement, and such execution, delivery and performance have been duly authorized by all necessary corporate action on the part of Unigene. This Agreement has been duly executed and delivered by Unigene and constitutes a legal, valid and binding obligation of Unigene, enforceable against Unigene in accordance with its terms.

                  (c) No Violations. The execution, delivery and performance of this Agreement by Unigene does not and will not: (i) violate any provision of Unigene's Certificate of Incorporation or By-laws; (ii) violate, breach or constitute a default (or an event or condition that with the giving of notice or the passage of time or both could give rise to a default) under any material contract or agreement to which Unigene is a party or by which Unigene is bound;
(iii) result in the creation of a lien, security interest, charge or encumbrance on any property or assets of Unigene; (iv) except for such filings with the Securities and Exchange Commission or any state securities commission as may be required to perfect a private placement or limited offering exemption for the sale of the shares of Common Stock, require the authorization, consent or approval of, or filing with, any court or any administrative or governmental body pursuant to any law, statute, rule or regulation to which Unigene is subject or any order, judgement or decree by which Unigene is bound; or (v) constitute a default under or violate any law, statute, rule or regulation to which Unigene is subject or any order, judgement or decree of any court, administrative agency or arbitrator by which Unigene is bound.

                  (d) Litigation. There is no suit, action or other proceeding of any nature pending or, to the best knowledge of Unigene, threatened against Unigene before any court or other governmental agency or instrumentally that challenges or seeks to prevent the consummation of the transactions contemplated by this Agreement.

                  (e) Valid Issuance of Common Stock. The shares of Common Stock to be issued pursuant to this Agreement have been duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

                  (f) Capitalization. (a) The authorized capital stock of Unigene consists of 60,000,000 shares of Common Stock, of which, as of May 15, 1997, (i) 37,264,165 shares were outstanding and (ii) 7,434,719 shares were reserved for issuance either upon the conversion of outstanding convertible securities or upon the exercise of outstanding options and warrants. There is only one class of Common Stock.

                  (g) Securities Laws. Assuming the accuracy of the representations and warranties of Purchaser contained in this Agreement, the sale of the shares of Common Stock to be issued pursuant to the terms of this Agreement will be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

         2.2 Representations and Warranties of Purchaser. Purchaser represents and warrants to Unigene that, as of the date hereof:

                  (a) Organization, Good Standing and Qualification. Purchaser is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

                  (b) Authorization. Purchaser has the corporate power necessary to execute, deliver and perform this Agreement, and such execution, delivery and performance have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

                  (c) No Violations. The execution, delivery and performance of this Agreement by Purchaser does not and will not: (i) violate any provision of Purchaser's Certificate of Incorporation or By-laws; (ii) violate, breach or constitute a default (or an event or condition that with the giving of notice or the passage of time or both could give rise to a default) under any material contract or agreement to which Purchaser is a party or by which Purchaser is bound; (iii) result in the creation of a lien, security interest, change or encumbrance on any property or assets of Purchaser, (iv) require the authorization, consent or approval of, or filing with, any court or any administrative or governmental body pursuant to any law, statute, rule or regulation to which Purchaser is subject or any order, judgement or decree by which Purchaser is bound; or (iv) constitute a default under or violate any law, statute, rule or regulation to which Purchaser is subject or any order, judgement or decree of any court, administrative agency or arbitrator by which Purchaser is bound.

                  (d) Litigation. There is no suit, action or other proceeding of any nature pending or, to the best knowledge of Purchaser, threatened against Purchaser before any court or other governmental agency or instrumentally that challenges or seeks to prevent the consummation of the transactions contemplated by this Agreement.

                  (e) Purchase Entirely For Own Account; Investment Experience; Access to Information. Purchaser is purchasing the shares of Common Stock for its own account without a view to any distribution thereof in violation of the Securities Act, or any applicable state securities laws, and Purchaser is experienced in evaluation and making investments of this type, and has had access to, and has received, all information concerning Unigene that it reasonably has required to evaluate its investment in the shares of Common Stock.

                  (f) Accredited Investor. Purchaser is financially able to bear the risks of an investment in the shares of Common Stock and is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. Purchaser understands and acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

                  (g) Restricted Securities. Purchaser acknowledges that Unigene is selling the shares of Common Stock pursuant to an exemption from registration under Section 4(2) of the Securities Act in reliance on the representations and warranties of Purchaser herein, and agrees that the shares of Common Stock may be offered, sold, pledged or otherwise transferred by Purchaser only if the transaction is registered under the Securities Act or is effected pursuant to an exemption from such registration requirements.

                  (h) Legends. Purchaser agrees that the following legend shall be placed on the certificate(s) evidencing the shares of Common Stock for so long as the shares remain "restricted securities" within the meaning of Rule 144 under the Securities Act:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. Such shares have been acquired for investment and may not be offered, sold, pledged or otherwise transferred, except in compliance with the registration requirements of said Act or pursuant to an exemption therefrom."

Purchaser understands that, while such legend remains on the certificate(s) evidencing the shares of Common Stock, Unigene will direct its transfer agent to maintain "stop transfer" procedures with respect to the shares. Unigene agrees that, when the Shares of Common Stock become eligible for sale pursuant to the provisions of Rule 144(k) under the Securities Act, Unigene will direct the transfer agent to remove the above-referenced legend from any certificates tendered by Purchaser for such purpose.


                                   ARTICLE III
                                  MISCELLANEOUS

         3.1 Expenses. All legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         3.2 Amendments; Waivers. Any provisions of this Agreement may be amended or waived by the parties hereto if, but only if, such amendment or waiver is in writing and is signed by both parties hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         3.3 No Third Party Beneficiaries. This Agreement is made solely for the benefit of the parties hereto and shall not confer any rights on any other person.

         3.4 Notices. Any notice, demand, request, consent, approval or other communication that is required or permitted to be given or made by a party to the other pursuant to any provision of this Agreement shall be given or made in writing and shall be served personally or shall be sent by facsimile transmission or overnight delivery addressed to the party as follows:

         If to Unigene:

                  Unigene Laboratories, Inc.
                  110 Little Falls Road
                  Fairfield, NJ 07004
                  Attention: Chief Executive Officer
                  Telephone: (973) 882-0860
                  Fax: (973) 227-6088

         If to Purchaser:

                  Warner-Lambert Company
                  201 Tabor Road
                  Morris Plains, New Jersey 07950
                  Attn:  President, Pharmaceutical Sector
                  Fax: (973) 540-4009

         With a copy to:

                  Warner-Lambert Company
                  201 Tabor Road
                  Morris Plains, New Jersey 07950
                  Attn:  Vice President and General Counsel
                  Fax: (973) 540-3927


or to such other address as either party may from time to time advise the other party hereto by notice in writing. Every such notice so given shall be deemed to be received only upon delivery to the party to be charged with notice.

         3.5 Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such invalidity shall not affect the validity or enforceability of any of the other provisions of this Agreement, which shall remain in full force and effect, and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law.

         3.6 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         3.7 Applicable Law. The validity and interpretation of this Agreement, and the performance by the parties of their respective obligations hereunder, shall be governed by the laws of the State of New York, without regard to the choice of law provisions thereof.

         3.8 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged thereby.

         3.9 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all previous agreements and understandings between the parties with respect to such matters.

         3.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and transferees. This Agreement may not be assigned by either party without the prior written consent of the other; provided, however, that either party may assign its rights and delegate its duties hereunder to an Affiliate thereof without obtaining such consent, provided that the assigning party agrees to remain primarily (and not secondarily or derivatively) liable for the full and timely performance by such Affiliate of all its obligations hereunder.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                    UNIGENE LABORATORIES, INC.


                                    By:_________________________
                                       Warren P. Levy
                                       President


                                    WARNER-LAMBERT COMPANY


                                    By:_________________________
                                       Maurice Renshaw
                                       Vice President and
                                         President, Parke-Davis,
                                       U.S. and Mexico


                                                               ANNEX D

                                                      W-L Marketing Projections

Unigene Project
Oral Calcitonin Forecasts
$ Millions

                                                           Treatment Only

------------------------------------------------------------------------------------------------------------------------------------
Years         YEAR 1        YEAR 2         YEAR 3         YEAR 4         YEAR 5          YEAR 6         YEAR 7          YEAR 8
After
Launch
------------------------------------------------------------------------------------------------------------------------------------
U.S.         $[   ]         $[   ]         $[   ]         $[   ]         $[    ]         $[   ]         $[    ]         $[    ]
------------------------------------------------------------------------------------------------------------------------------------
Europe        [   ]          [   ]          [   ]          [   ]          [    ]          [   ]          [    ]          [    ]
------------------------------------------------------------------------------------------------------------------------------------
Japan         [   ]          [   ]          [   ]          [   ]          [    ]          [   ]          [    ]          [    ]
------------------------------------------------------------------------------------------------------------------------------------
Total        $[   ]         $[   ]         $[   ]         $[   ]         $[    ]         $[   ]         $[    ]         $[    ]
------------------------------------------------------------------------------------------------------------------------------------

                                                       Treatment & Prevention

------------------------------------------------------------------------------------------------------------------------------------
Years         YEAR 1        YEAR 2         YEAR 3         YEAR 4         YEAR 5          YEAR 6         YEAR 7          YEAR 8
After
Launch
------------------------------------------------------------------------------------------------------------------------------------
U.S.         $[   ]         $[   ]         $[   ]         $[   ]         $[    ]         $[   ]         $[    ]         $[    ]
------------------------------------------------------------------------------------------------------------------------------------
Europe        [   ]          [   ]          [   ]          [   ]          [    ]          [   ]          [    ]          [    ]
------------------------------------------------------------------------------------------------------------------------------------
Japan         [   ]          [   ]          [   ]          [   ]          [    ]          [   ]          [    ]          [    ]
------------------------------------------------------------------------------------------------------------------------------------
Total        $[   ]         $[   ]         $[   ]         $[   ]         $[    ]         $[   ]         $[    ]         $[    ]
------------------------------------------------------------------------------------------------------------------------------------

                                                   Treatment/Prevention/Bone Pain

------------------------------------------------------------------------------------------------------------------------------------
Years         YEAR 1        YEAR 2         YEAR 3         YEAR 4         YEAR 5          YEAR 6         YEAR 7          YEAR 8
After
Launch
------------------------------------------------------------------------------------------------------------------------------------
U.S.         $[   ]         $[   ]         $[   ]         $[   ]         $[    ]         $[   ]         $[    ]         $[    ]
------------------------------------------------------------------------------------------------------------------------------------
Europe        [   ]          [   ]          [   ]          [   ]          [    ]          [   ]          [    ]          [    ]
------------------------------------------------------------------------------------------------------------------------------------
Japan         [   ]          [   ]          [   ]          [   ]          [    ]          [   ]          [    ]          [    ]
------------------------------------------------------------------------------------------------------------------------------------
Total        $[   ]         $[   ]         $[   ]         $[   ]         $[    ]         $[   ]         $[    ]         $[    ]
------------------------------------------------------------------------------------------------------------------------------------



                                                   ANNEX E

                                       Example of Royalty Calculation





Quarter           Royalty                   Post-Royalty                        Cumulative                          Royalty
                  Sales                     Transition                          Sales                               Calculation
                                            Date Sales
-------           -------                   ------------                        -----------                         ------------
1                 $[  ]                      $[  ]                              $[  ]                                $[  ] @ [ ]

2                 $[  ]                      $[  ]                              $[  ]                                $[  ] @ [ ]
                                                                                                                     $[  ] @ [ ]

3                 $[  ]                      $[  ]                              $[  ]                                $[  ] @ [ ]
                                                                                                                     $[  ] @ [ ]

4                 $[  ]                      $[  ]                              $[  ]                                $[  ] @ [ ]
